SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

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|_|   Preliminary Proxy Statement
|_|   Confidential, for Use of the Commission Only
      (as permitted by Rule 14a-6(e)(2)
|X|   Definitive Proxy Statement
|_|   Definitive Additional Materials
|_|   Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                             Network Appliance, Inc.
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                (Name of Registrant as Specified In Its Charter)


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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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      paid previously. Identify the previous filing by registration number, or
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

                             NETWORK APPLIANCE, INC.
                               495 East Java Drive
                               Sunnyvale, CA 94089

                                   ----------

Dear Shareholder:

      You are cordially invited to attend the Annual Meeting of Shareholders (the "Annual Meeting") of Network Appliance, Inc. (the "Company") which will be held on October 11, 2000, at 3:00 p.m., local time, at the Company's headquarters, 495 East Java Drive, Sunnyvale, California 94089.

      At the Annual Meeting, you will be asked to consider and vote upon the following proposals: (i) to elect eight directors of the Company, (ii) to approve an amendment to the 1999 Stock Option Plan, and (iii) to ratify the appointment of Deloitte and Touche LLP as independent accountants of the Company for the fiscal year ending April 27, 2001.

      The enclosed Proxy Statement more fully describes the details of the business to be conducted at the Annual Meeting. After careful consideration, the Company's Board of Directors has unanimously approved the proposals and recommends that you vote FOR each such proposal.

      After reading the Proxy Statement, please mark, date, sign and return the enclosed proxy card in the accompanying reply envelope. If you decide to attend the Annual Meeting and would prefer to vote in person, please notify the Secretary of the Company that you wish to vote in person and your proxy will not be voted. YOUR SHARES CANNOT BE VOTED UNLESS YOU SIGN, DATE AND RETURN THE ENCLOSED PROXY OR ATTEND THE ANNUAL MEETING IN PERSON.

      A copy of the Company's 2000 Annual Report has been mailed concurrently herewith to all shareholders entitled to notice of and to vote at the Annual Meeting.

      We look forward to seeing you at the Annual Meeting.

                                         Sincerely yours,


                                                DANIEL J. WARMENHOVEN
                                                Chief Executive Officer

Sunnyvale, California
August 28, 2000

--------------------------------------------------------------------------------

                                    IMPORTANT

Please mark, date and sign the enclosed proxy and return it at your earliest convenience in the enclosed postage-prepaid return envelope so that if you are unable to attend the Annual Meeting, your shares may be voted.

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

                             NETWORK APPLIANCE, INC.
                               495 East Java Drive
                               Sunnyvale, CA 94089

                                   ----------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           To be held October 11, 2000

                                   ----------

TO OUR SHAREHOLDERS:

      You are cordially invited to attend the Annual Meeting of Shareholders (the "Annual Meeting") of Network Appliance, Inc., a California corporation (the "Company"), to be held on October 11, 2000 at 3:00 p.m., local time, at the Company's headquarters, 495 East Java Drive, Sunnyvale, California 94089, for the following purposes:

      1. To elect the new directors to serve for the ensuing year or until their respective successors are duly elected and qualified. The nominees are Daniel J. Warmenhoven, Donald T. Valentine, Sanjiv Ahuja, Carol A. Bartz, Larry R. Carter, Michael R. Hallman, Sachio Semmoto and Robert T. Wall.

      2. To approve an amendment to the Company's 1999 Stock Option Plan (the "1999 Plan") to increase the share reserve under the plan by an additional 15,000,000 shares of Common Stock.

      3. To ratify the appointment of Deloitte and Touche LLP as independent accountants of the Company for the fiscal year ending April 27, 2001.

      4. To transact such other business as may properly come before the meeting or any adjournment thereof.

      The foregoing items of business are more fully described in the Proxy Statement that accompanies this Notice.

      Shareholders of record at the close of business on August 14, 2000 are entitled to notice of and to vote at the Annual Meeting and at any continuation or adjournment thereof.

      All shareholders are cordially invited and encouraged to attend the Annual Meeting. In any event, to ensure your representation at the meeting, please carefully read the accompanying Proxy Statement which describes the matters to be voted on at the Annual Meeting and sign, date and return the enclosed proxy card in the reply envelope provided. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be returned to ensure that all your shares will be voted. You may revoke your proxy at any time prior to the Annual Meeting. If you attend the Annual Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted. The prompt return of your proxy card will assist us in preparing for the Annual Meeting.

      We look forward to seeing you at the Annual Meeting.

                                        By order of the board of directors,


                                                 DANIEL J. WARMENHOVEN
                                                 Chief Executive Officer

Sunnyvale, California
August 28, 2000

      ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. IN ANY EVENT, TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, YOU ARE URGED TO VOTE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PREPAID ENVELOPE ENCLOSED FOR THAT PURPOSE.

                                 PROXY STATEMENT

                                   ----------

                    FOR THE ANNUAL MEETING OF SHAREHOLDERS OF
                             NETWORK APPLIANCE, INC.
                           To be held October 11, 2000

                                   ----------

General

      This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Network Appliance, Inc., a California corporation (the "Company" or "Network Appliance"), of proxies to be voted at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on October 11, 2000, or at any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. Shareholders of record on August 14, 2000 will be entitled to vote at the Annual Meeting. The Annual Meeting will be held at 3:00 p.m., local time, at the Company's headquarters, 495 East Java Drive, Sunnyvale, California 94089.

      It is anticipated that this Proxy Statement and the enclosed proxy card will be mailed to shareholders on or about August 28, 2000.

      All share numbers in this Proxy Statement reflect the two-for-one split of the Common Stock on December 20, 1999 and the two-for-one split of the Common Stock on March 22, 2000.

Voting Rights

      The close of business on August 14, 2000 was the record date for shareholders entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. At the record date, the Company had approximately 316,213,977 shares of its Common Stock, no par value, outstanding and entitled to vote at the Annual Meeting, and approximately 693 registered shareholders. No shares of the Company's Preferred Stock were outstanding. Holders of Common Stock are entitled to one vote for each share of Common Stock held by such shareholder on August 14, 2000. A majority of the shares of Common Stock entitled to vote will constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum.

      Shareholders may vote by proxy. The enclosed proxy is solicited by the Company's Board of Directors (the "Board of Directors" or the "Board") and when the proxy card is returned properly completed, it will be voted as directed by the shareholder on the proxy card. Shareholders are urged to specify their choices on the enclosed proxy card. If a proxy card is signed and returned without choices specified, in the absence of contrary instructions, the shares of Common Stock represented by such proxy will be voted FOR Proposals 1, 2, and 3 and will be voted in the proxy holders' discretion as to other matters that may properly come before the Annual Meeting.

      The eight director nominees receiving the highest number of affirmative votes will be elected. Votes against a nominee, abstentions and broker non-votes will have no effect. Approval of Proposals 2, and 3 requires (i) the affirmative vote of a majority of those shares present and voting and (ii) the affirmative vote of the majority of the required quorum. Thus, abstentions and broker non-votes can have the effect of preventing approval of a proposal where the number of affirmative votes, though a majority of the votes cast, does not constitute a majority of the required quorum. All votes will be tabulated by the inspector of the election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Revocability of Proxies

      Any person giving a proxy has the power to revoke it at any time before its exercise. You may revoke or change your proxy by filing with the Secretary of the Company an instrument of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

Solicitation of Proxies

      The Company will bear the cost of soliciting proxies. Copies of solicitation material will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others to forward to such beneficial owners. The Company may reimburse such persons for their costs of forwarding the solicitation material to such beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by telephone, electronic communication, or other means by directors, officers, employees or agents of the Company. No additional compensation will be paid to these individuals for any such services. The Company may retain a proxy solicitor to assist in the solicitations of proxies, for which the Company would expect to pay an estimated fee of $12,500 plus reimbursement of expenses. Except as described above, the Company does not intend to solicit proxies other than by mail.

Annual Report

      The Annual Report of the Company for the fiscal year ended April 28, 2000 has been mailed concurrently with the mailing of the Notice of Annual Meeting and Proxy Statement to all shareholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy soliciting material.

                                 PROPOSAL NO. 1:
                              ELECTION OF DIRECTORS

      At the Annual Meeting, eight directors (constituting the entire board) are to be elected to serve until the next Annual Meeting of Shareholders and until a successor for such director is elected and qualified, or until the death, resignation or removal of such director. It is intended that the proxies will be voted for the eight nominees named below for election to the Company's Board of Directors unless authority to vote for any such nominee is withheld. There are eight nominees, each of whom is currently a director of the Company. With the exception of Sachio Semmoto, all of the current directors were elected to the Board by the shareholders at the last Annual Meeting. Each person nominated for election has agreed to serve if elected, and the Board of Directors has no reason to believe that any nominee will be unavailable or will decline to serve. In the event, however, that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who is designated by the current Board of Directors to fill the vacancy. Unless otherwise instructed, the proxyholders will vote the proxies received by them for the nominees named below. The eight candidates receiving the highest number of affirmative votes of the shares entitled to vote at the Annual Meeting will be elected directors of the Company. The proxies solicited by this Proxy Statement may not be voted for more than eight nominees.

Nominees

      The directors of the Company, and their ages as of May 31, 2000, are as follows:

Name                                  Age               Position
----                                  ---               --------

Daniel J. Warmenhoven .............   49    Chief Executive Officer and Director

Donald T. Valentine ...............   67    Chairman of the Board, Director

Sanjiv Ahuja(2) ...................   43    Director

Carol A. Bartz(1) .................   51    Director

Larry R. Carter(2) ................   57    Director

Michael R. Hallman(2) .............   55    Director

Sachio Semmoto ....................   57    Director

Robert. T. Wall(1) ................   54    Director

----------
(1)   Member of Compensation Committee.
(2)   Member of Audit Committee.

Business Experience of Nominees for Election as Directors

      DANIEL J. WARMENHOVEN joined the Company in October 1994 as President and Chief Executive Officer, and has been a member of the Board of Directors since October 1994. In May 2000, he resigned the role of President, and currently serves as Chief Executive Officer and Director of Network Appliance, Inc. Prior to joining the Company, Mr. Warmenhoven served in various capacities, including President, Chief Executive Officer and Chairman of the Board of Directors of Network Equipment Technologies, Inc., a telecommunications company, from November 1989 to January 1994. He presently serves on the Board of Directors of Redback Networks, Inc., a communications products company. Mr. Warmenhoven holds a B.S. degree in electrical engineering from Princeton University.

      DONALD T. VALENTINE has been a director of the Company and Chairman of the Board of Directors since September 1994. Mr. Valentine has been a general partner of Sequoia Capital, a venture capital firm, since 1972. He is also Chairman of the Board of C-Cube Microsystems Inc., Vice Chairman of Cisco Systems, Inc., and serves on the Boards of Directors of EventSource.com and diCarta, Inc.

      SANJIV AHUJA has been a member of the Board of Directors since August 1998. Mr. Ahuja is the Founder and Chief Executive Officer of Comstellar Technologies, Inc., a telecommunications holding company. Prior to founding Comstellar Technologies, he was President and Chief Operating Officer of Telcordia Technologies (formerly Bellcore), a leading provider of telecommunications software and consulting, and a wholly-owned subsidiary of Science Applications International Corporation (SAIC). He joined Telcordia in 1994 as Corporate Vice President and President of the Software Systems Group after holding several key executive positions at IBM, where he began his career in 1979. Mr. Ahuja currently serves on the Boards of Directors of Danet, Inc., Intesa and Tecsi. He received a Bachelor of Science degree in electrical engineering from Delhi University, India and a Master of Science degree in computer science from Columbia University.

      CAROL A. BARTZ has been a member of the Board of Directors since September 1995. From April 1992 to the present, Ms. Bartz has served as Chairman of the Board and Chief Executive Officer of Autodesk, Inc., a design software company. Prior to that, Ms. Bartz was with Sun Microsystems, Inc. from September 1983 to April 1992, most recently as Vice President of Worldwide Field Operations. In addition, Ms. Bartz currently serves on the Boards of Directors of Cadence Design Systems, Inc., Cisco Systems, Inc., VA Linux Systems, Inc. and BEA Systems, Inc. Ms. Bartz received a B.A. degree in computer science from the University of Wisconsin.

      LARRY R. CARTER has been a member of the Board of Directors since April 1997. In January 1995, Mr. Carter joined Cisco Systems, Inc. as Vice President, Finance and Administration, Chief Financial Officer and Secretary. In July 1997 he was promoted to Senior Vice President, Finance and Administration, Chief Financial Officer and Secretary. In July 2000 he was appointed to Cisco Systems' Board of Directors. From July 1992 to January 1995, he was Vice President and Corporate Controller for Advanced Micro Devices, Inc. Prior to that, he was with VLSI Technology, Inc. for four years where he held the position of Vice President, Finance and Chief Financial Officer. Mr. Carter presently serves on the Boards of Directors of QLogic Corporation and eSpeed, Inc. Mr. Carter received a B.S. degree in Business Administration and Accounting from Arizona State University.

      MICHAEL R. HALLMAN has been a member of the Board of Directors since August 1994. Mr. Hallman is President of The Hallman Group, a management consulting firm, which he founded in June 1992. Prior to that, he served as President and Chief Operating Officer of Microsoft Corporation, a microcomputer software company, from March 1990 to March 1992. He presently serves on the Boards of Directors of InFocus Systems Inc., a computer peripherals company, and Intuit Inc., a microcomputer software company. Mr. Hallman holds B.B.A. and M.B.A. degrees from the University of Michigan.

      DR. SACHIO SEMMOTO has been a member of the Board of Directors since December 1999. Dr. Semmoto is Chief Executive Officer of EAccess, Ltd. in Japan. Prior to that, he spent 30 years in senior technology management positions, including Nippon Telephone and Telegraph, Kyocera and DDI Corporation. Dr. Semmoto is recognized as a leading Japanese academic in the areas of entrepreneurship and information technology and has been a Professor at the Graduate School of Business Administration, Keio University in Tokyo since 1996. Dr. Semmoto is also a Fellow of the Institute of Electrical and Electronics Engineers and a regular member of the Institute of Electronics and Communications Engineers. He co-founded the Japan Academic Society of Ventures and Entrepreneurs as Vice President and has been supporting high tech start-ups in the U.S. and Japan from high-level managing positions. He is a graduate of Kyoto University, Japan and received his Ph.D. from University of Florida.

      ROBERT T. WALL has been a member of the Board of Directors since January 1993. Since August 1984, Mr. Wall has been the Founder and President of On Point Developments, LLC, a venture management and investment company. From June 1997 to November 1998, he was Chief Executive Officer and a member of the Board of Directors of Clarity Wireless, Inc., a broadband wireless data communications company which was acquired by Cisco Systems, Inc. in November 1998. Mr. Wall was Chairman of the Board, President and Chief Executive Officer of Theatrix Interactive, Inc., a consumer educational software publisher, from April 1994 to August 1997. He presently serves on the Boards of Directors of Egghead.com, Inc., an Internet-based discount retailer of computer products, and of SemiSales.com, Inc., a business-to-business e-commerce marketplace for supplies for the semiconductor industry. He received an A.B. degree in economics from De Pauw University and an M.B.A. degree from Harvard Business School.

Board Meetings and Committees

      The Board of Directors held seven (7) meetings during fiscal 2000. Each member of the Board of Directors during fiscal 2000 attended more than eighty percent (80%) of the aggregate of (i) the total number of meetings of the Board of Directors held during such period and (ii) the total number of meetings held during such period by all Committees of the Board on which he or she served. There are no family relationships among executive officers or directors of the Company. The Board of Directors has an Audit Committee and a Compensation Committee.

      The Audit Committee is comprised of Directors Ahuja, Carter and Hallman. The Audit Committee reviews, acts on and reports to the Board of Directors with respect to various auditing and accounting matters, including the selection of the Company's auditors, the scope of the annual audits, fees to be paid to the auditors, the performance of the Company's auditors and the accounting practices of the Company. The Audit Committee of the Board of Directors held five (5) meetings during fiscal 2000.

      The Compensation Committee, which is comprised of Directors Bartz and Wall, establishes salaries, incentives and other forms of compensation for officers and other employees of the Company and administers the incentive compensation and benefit plans of the Company. The Compensation Committee of the Board of Directors held one (1) meeting during fiscal 2000. In addition the Committee approved stock option grants on a monthly basis by means of Unanimous Written Consents.

Director Compensation

      Directors of the Company do not receive compensation for services provided as a director. The Company also does not pay compensation for committee participation or special assignments of the Board of Directors. However, the directors are currently eligible to receive stock options under the Automatic Option Grant Program in effect under the 1999 Stock Option Plan (the "1999 Plan"), under which option grants are automatically made at periodic intervals to eligible non-employee Board members to purchase shares of Common Stock at an exercise price equal to 100% of the fair market value of the option shares on the grant date.

      At the 1999 Annual Shareholders Meeting held on October 26, 1999, each of the following individuals re-elected as a non-employee Board member at that meeting received an option grant for 40,000 shares of Common Stock under the Automatic Option Grant Program of the 1999 Plan with an exercise price of $16.66 per share, the fair market value per share of Common Stock on the grant date:
Messrs. Valentine, Ahuja, Carter, Hallman, and Wall and Ms. Bartz. Dr. Semmoto received an option grant for 160,000 shares under the Automatic Option Grant Program of the 1999 Plan with an exercise price of $31.25 per share upon his appointment to the Board on December 1, 1999.

      Each automatic option has a term of 10 years, subject to earlier termination following the optionee's cessation of Board service, and is immediately exercisable for all the option shares. However, any shares purchased upon exercise of the option are subject to repurchase by the Company, at the option exercise price paid per share, should the optionee cease service on the Board prior to vesting in those shares. The initial 160,000-share option grant made to a non-employee Board member under the Automatic Option Grant Program vests in a series of four
(4) successive equal annual installments over the optionee's period of Board service measured from the grant date. Each annual option grant made to a continuing non-employee Board member vests upon the optionee's completion of one term of Board service measured from the grant date and continuing through the day immediately preceding the next Annual Meeting. However, each outstanding option will immediately vest upon (i) certain changes in the ownership or control of the Company or (ii) the death or disability of the optionee while serving as a Board member.

      On August 17, 2000, the Board amended the provisions of the Automatic Option Grant Program to decrease the number of shares of Common Stock for which option grants are to be made to new and continuing non-employee Board members from 160,000 shares to 40,000 shares for the initial option grant made to each individual who first becomes a non-employee Board member, provided such individual has not otherwise been in the prior employ of the company, and from 40,000 shares to 15,000 shares for the annual option grants to be made at each Annual Meeting to each individual who is to continue to serve as a non-employee Board member, provided such individual has served on the Board for at least six
(6) months.

      The Board of Directors recommends that the shareholders vote FOR election of all of the above nominees for election as directors.

                                 PROPOSAL NO. 2:
               APPROVAL OF AMENDMENT TO THE 1999 STOCK OPTION PLAN

General

      The shareholders are being asked to vote on a proposal to approve an amendment to the Company's 1999 Stock Option Plan (the "1999 Plan") which would increase the share reserve under that plan by an additional 15,000,000 shares of Common Stock. The Board of Directors (the "Board") approved the amendment on August 17, 2000, subject to shareholder approval at the Annual Meeting. The affirmative vote of a majority of the shares of Common Stock present or represented and voting at the Annual Meeting, together with the affirmative vote of the majority of the required quorum, is required for approval of the proposed share increase.

      The Board believes that the proposed increase to the share reserve under the 1999 Plan is necessary to assure that there will be a sufficient number of shares available for issuance under the 1999 Plan in order to attract and retain the services of individuals essential to the Company's long-term success.

      All share numbers which appear in this proposal reflect the two-for-one split of the Common Stock on December 20, 1999 and the two-for-one split of the Common Stock on March 22, 2000.

Background

      The 1999 Plan was originally adopted by the Board and approved by the shareholders at the 1999 Annual Meeting held on October 26, 1999. The 1999 Plan is divided into two separate components: (i) the Discretionary Option Grant Program and (ii) the Automatic Option Grant Program. Under the Discretionary Option Grant Program, individuals in the Company's service may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock at an exercise price not less than the fair market value of those shares on the grant date. Under the Automatic Option Grant Program, option grants are automatically made at periodic intervals to non-employee members of the Board.

      In addition to the 1999 Plan, the Company also maintains two other equity incentive programs for individuals in the Company's service: the 1995 Stock Incentive Plan (the "1995 Plan") and the Special Non-Officer Stock Option Plan (the "Non-Officer Plan").

      1995 Plan

      The 1995 Plan became effective on November 20, 1995 in connection with the initial public offering of the Company's Common Stock. The 1995 Plan is currently divided into three separate components: (i) the

Discretionary Option Grant Program under which individuals in the Company's service may, at the discretion of the Compensation Committee, be granted options to purchase shares of Common Stock at an exercise price per share not less than the fair market value on the grant date, (ii) the Stock Issuance Program under which such individuals may, at the discretion of the Compensation Committee, be issued shares of Common Stock directly, through the purchase of such shares at a price per share not less than the fair market value at the time of issuance or as a fully paid bonus for services rendered the Company or the attainment of designated performance goals, and (iii) the Salary Investment Option Grant Program under which the Company's executive officers and other highly-compensated employees may elect to have a portion of their base salary applied each year to pre-payment of two-thirds of the exercise price of special option grants, the remaining one-third to be paid at the time of the option exercise.

      The shareholders have previously approved a reserve of 101,700,192 shares of Common Stock under the 1995 Plan. As of May 31, 2000, options covering 64,937,183 shares of Common Stock were outstanding under the 1995 Plan, 2,357,942 shares remained available for future option grants and direct stock issuances, and 33,868,075 shares had been issued.

      The Non-Officer Plan

      The Non-Officer Plan was adopted by the Board on April 30, 1997. Options may be granted under the Non-Officer Plan to employees of the Company (or any parent or subsidiary corporation) who are not officers or Board members. Each option grant will have an exercise price per share not less than the fair market value on the grant date and will generally become exercisable in a series of installments over the optionee's period of service with the Company.

      6,400,000 shares of Common Stock were authorized by the Board for issuance under the Non-Officer Plan. As of May 31, 2000, options covering 4,306,725 shares of Common Stock were outstanding under the Non-Officer Plan, 227,644 shares remained available for future option grants, and 1,865,631 shares had been issued.

      Share issuances under the 1999 Plan will not reduce or otherwise affect the number of shares of Common Stock available for issuance under the 1995 Plan or the Non-Officer Plan, and share issuances under those two plans will not reduce or otherwise affect the number of shares of Common Stock available for issuance under the 1999 Plan.

1999 Plan Information

      The following is a summary of the principal features of the 1999 Plan. This summary, however, does not purport to be a complete description of all the provisions of the 1999 Plan. Any shareholder who wishes to obtain a copy of the actual plan document may do so by sending a written request to the attention of the Corporate Secretary at the Company's corporate offices in Sunnyvale, California.

      Administration

      The 1999 Plan (other than the Automatic Option Grant Program) is administered by the Compensation Committee of the Board. This committee (the "Plan Administrator") will have complete discretion (subject to the provisions of the 1999 Plan) to authorize option grants under the 1999 Plan. However, all grants under the Automatic Option Grant Program will be made in strict compliance with the provisions of that program, and the Plan Administrator will exercise no administrative discretion with respect to the grants made thereunder.

      Securities Subject to 1999 Plan

      Assuming shareholder approval of this Proposal, 28,200,000 shares of the Company's Common Stock will be authorized for issuance over the 10-year term of the 1999 Plan. As of May 31, 2000, options for 3,435,000 shares were outstanding, and 24,765,000 shares remained available for future option grants, assuming shareholder approval of this Proposal. The shares will be made available either from the Company's authorized but unissued Common Stock or from Common Stock reacquired by the Company.

      In no event may one individual participating in the 1999 Plan be granted stock options for more than 3,000,000 shares of Common Stock in the aggregate per calendar year. Shareholder approval of this Proposal will also constitute reapproval of such limitation.

      In the event any change is made to the Common Stock issuable under the 1999 Plan by reason of any stock split, stock dividend, combination of shares, merger, reorganization, consolidation, recapitalization, exchange of shares, or other change in capitalization of the Company affecting the Common Stock as a class without the Company's receipt of consideration, appropriate adjustments will be made to (i) the maximum number and/or class of securities issuable under the 1999 Plan, (ii) the maximum number and/or class of securities for which any one individual may be granted stock options under the 1999 Plan per calendar year, (iii) the class and/or number of securities and option price per share in effect under each outstanding option and (iv) the class and/or number of securities for which automatic option grants are to be subsequently made to both new and continuing non-employee Board members under the Automatic Option Grant Program. The adjustments to the outstanding options will prevent the dilution or enlargement of benefits thereunder.

      The grant of stock options or stock appreciation rights under the 1999 Plan will not affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate, sell, or transfer all or any part of its business or assets.

      Eligibility

      Employees (including officers) and consultants and other independent advisors in the service of the Company (or its parent or subsidiary companies) who contribute to the management, growth and financial success of the Company (or its parent or subsidiary companies) will be eligible to participate in the Discretionary Option Grant Program of the 1999 Plan. The non-employee Board members are eligible to participate in the Automatic Grant Program.

      As of May 31, 2000, 1,583 employees (including 5 executive officers) were eligible to participate in the Discretionary Option Grant Program, and the 7 non-employee Board members were eligible to receive grants under the Automatic Option Grant Program.

      Valuation

      The fair market value per share of Common Stock under the 1999 Plan on any relevant date will be the closing selling price on the date in question, as reported on the Nasdaq National Market. On May 31, 2000, the fair market value per share of the Common Stock determined on such basis was $64.56 per share.

      Shareholder Rights and Option Transferability

      No optionee will have any shareholder rights with respect to the option shares until such optionee has exercised the option and paid the exercise price for the purchased shares. Options are generally not assignable or transferable other than by will or the laws of inheritance and, during the optionee's lifetime, the option may be exercised only by such optionee. However, the Plan Administrator may allow non-statutory options to be transferred or assigned during the optionee's lifetime to one or more members of the optionee's immediate family or to a trust established exclusively for one or more such family members, to the extent such transfer or assignment is in furtherance of the optionee's estate plan.

Discretionary Option Grant Program

      Options granted under the Discretionary Option Grant Program may be either incentive stock options under the federal tax laws or non-statutory options which are not intended to meet such requirements. The principal features of the grants made under the Discretionary Option Grant Program may be summarized as follows:

      Price and Exercisability

      The exercise price per share must not be less than 100% of the fair market value per share of the Common

Stock on the grant date. No option may be outstanding for more than a 10-year term. The options will generally become exercisable in a series of installments over the optionee's period of service with the Company.

      The exercise price is payable in cash or with shares of the Company's common stock. The exercise price may also be paid through a same-day sale program, pursuant to which a designated brokerage firm is to effect the immediate sale of the shares purchased under the option and pay over to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the exercise price for the purchased shares plus all applicable withholding taxes.

      Termination of Service

      The Plan Administrator has complete discretion to establish the period of time for which any option is to remain exercisable following the optionee's cessation of service with the Company. Under no circumstances may an option be exercised after the specified expiration date of the option term. Each option under the Discretionary Option Grant Program will be exercisable only to the extent of the number of shares for which such option is exercisable at the time of the optionee's cessation of employment or service. However, the Plan Administrator has the discretion, exercisable at any time while the option remains outstanding, to accelerate the exercisability and/or vesting of such option in whole or in part.

      The shares of Common Stock acquired upon the exercise of one or more options may be unvested and subject to repurchase by the Company, at the original exercise price paid per share, upon the optionee's cessation of service prior to vesting in such shares. The Plan Administrator will have complete discretion in establishing the vesting schedule for any such unvested shares and will have full authority to cancel the Company's outstanding repurchase rights with respect to one or more unvested shares held by the optionee and may exercise this discretion at any time, whether before or after the optionee's service actually ceases.

      Cancellation and Regrant of Options

      The Plan Administrator has the authority to effect the cancellation of any or all options outstanding under the Discretionary Option Grant Program and to grant in substitution therefor new options covering the same or different numbers of shares of common stock but with an exercise price per share not less than 100% of the fair market value of the common stock on the new grant date. However, such option cancellation/regrant program will be subject to the following two limitations: (i) only options held by employees who are neither executive officers of the Company nor members of the Board may be so cancelled and regranted and (ii) the total number of shares subject to options which are so cancelled and regranted from time to time will not in the aggregate exceed ten percent (10%) of the total number of shares of Common Stock authorized for issuance under the 1999 Plan.

      Corporate Transaction

      In the event of a Corporate Transaction (defined below), each outstanding option under the Discretionary Option Grant Program will vest and become exercisable for all the option shares as fully vested shares, unless that option is to be assumed by the successor corporation or to be replaced with a cash incentive program which preserves the existing option spread on the unvested option shares and provides for subsequent payout of that spread in accordance with the same vesting schedule for the shares. The Plan Administrator will have the discretion to structure one or more option grants under the Discretionary Option Grant Program so that those options will automatically vest in the event the individual's service is subsequently terminated within a specified period (not to exceed twelve (12) months) following a Corporate Transaction in which those options and shares do not otherwise vest on an accelerated basis. The Plan Administrator may also structure one or more option grants under the Discretionary Option Grant Program so that those options will automatically vest in full upon a Corporate Transaction.

      A Corporate Transaction includes any of the following shareholder-approved transactions: (i) a merger or acquisition in which the Company is not the surviving entity (other than a transaction the principal purpose of which is to change the state of the Company's incorporation), (ii) the sale, transfer or other disposition of all or substantially all of the Company's assets in complete liquidation or dissolution of the Company or (iii) any reverse merger in which the Company is the surviving entity but in which more than 50% of the Company's outstanding voting stock is transferred to the acquiring entity or its wholly owned subsidiary.

      Change in Control

      The Plan Administrator will have the discretionary authority to provide for accelerated vesting of one or more outstanding options under the Discretionary Option Grant Program in connection with a Change in Control, with such accelerated vesting to occur either at the time of the Change in Control or upon the subsequent termination of the optionee's service.

      A Change in Control will be deemed to occur under the 1999 Plan upon: (i) the acquisition of more than 50% of the Company's outstanding voting stock pursuant to a tender or exchange offer made directly to the Company's shareholders or (ii) a change in the composition of the Board of Directors over a period of 36 months or less such that a majority of the Board members ceases, by reason of one or more proxy contests for the election of Board members, to be comprised of individuals who either (a) have been members of the Board continuously since the beginning of such period or (b) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (a) who were still in office at the time such election or nomination was approved by the Board.

      The acceleration of vesting in the event of a change in the ownership or control of the Company may be seen as an anti-takeover provision and may have the effect of discouraging a merger proposal, a takeover attempt or other efforts to gain control of the Company.

      Special Tax Election

      The Plan Administrator may provide one or more holders of non-statutory options under the Discretionary Option Grant Program with the right to have the Company withhold a portion of the shares of Common Stock otherwise issuable to such individuals upon the exercise of those options or vesting of those shares in order to satisfy the Federal and state income and employment withholding taxes to which such individuals may become subject in connection with such exercise or vesting. Alternatively, the Plan Administrator may allow such individuals to deliver already existing shares of the Company's Common Stock in payment of such tax liability.

Automatic Option Grant Program

      Under the Automatic Option Grant Program, non-employee Board members will receive option grants at specified intervals over their period of Board service. All grants under such program will be made in strict compliance with the express provisions of the program, and shareholder approval of this Proposal will also constitute pre-approval of each option granted on or after the date of the Annual Meeting pursuant to the amended provisions of the Automatic Option Grant Program summarized below and the subsequent exercise of that option in accordance with such provisions.

      On August 17, 2000, the Board amended the provisions of the Automatic Option Grant Program to decrease the number of shares of Common Stock for which option grants are to be made to new and continuing non-employee Board members under the Automatic Option Grant Program from 160,000 shares to 40,000 shares for the initial option grant made to each new non-employee Board member and from 40,000 shares to 15,000 shares for the annual option grant made to each continuing non-employee Board member. The proposed changes to the size of the option grants to be made to the non-employee Board members under the Automatic Option Grant Program are designed to maintain the competitiveness of the equity compensation package provided such individuals so that the Company will continue to have the ability to retain the services of highly-qualified and experienced non-employee Board members, while at the same time ensuring the size of those option grants do not, in light of the recent stock splits of the Company's Common Stock, substantially exceed the level of option grants made to non-employee board members at other companies in the industry. The Compensation Committee of the Board of Directors reviewed several surveys of non-employee director compensation, including the equity incentives provided those individuals. On the basis of that review, the Compensation Committee concluded that the decrease to the number of shares for which stock option grants are to be made to new and continuing non-employee Board members was reasonable and that the reduced size of the stock option grants would still remain at sufficiently large level to attract and retain skilled and talented non-employee Board members the Company seeks.

      Under the amended Automatic Option Grant Program, each continuing non-employee Board member will on the date of each Annual Shareholders Meeting, beginning with the 2000 Annual Meeting, be granted an option to purchase 15,000 shares of Common Stock, provided such individual has served as a non-employee Board member for at least six months. Each individual who is first elected or appointed as a non-employee Board member at any time after the 2000 Annual Meeting will automatically be granted, at the time of such initial election or appointment, a non-statutory option to purchase 40,000 shares of Common Stock, provided such individual has not previously been in the employ of the Company.

      Each option grant under the Automatic Option Grant Program will have an exercise price per share equal to 100% of the fair market value per share of Common Stock on the grant date and a maximum term of 10 years measured from such date, subject to earlier termination upon the optionee's cessation of Board service. Each option will be immediately exercisable for the option shares. However, any shares purchased under the option will be subject to repurchase by the Company at the option exercise price paid per share, upon the Optionee's cessation of Board service prior to vesting in those shares. The shares subject to each initial 40,000-share automatic grant will vest in four (4) successive equal annual installments upon the optionee's completion of each year of Board service over the four (4)-year period measured from the grant date. The shares subject to each annual 15,000-share grant will vest upon the optionee's continuation in Board service through the day immediately preceding the next Annual Shareholders Meeting following the grant date of that option.

      The shares subject to each automatic option grant will immediately vest in full upon (i) the optionee's death or permanent disability while a Board member or (ii) the occurrence of a Corporate Transaction or Change in Control.

      Options Granted

      The table below shows, as to each of the Named Executive Officers and the various indicated groups, the following information with respect to stock option transactions effected during the period from January 1, 1999 to May 31, 2000:
(i) the number of shares of Common Stock subject to options granted under the 1999 Plan during that period and (ii) the weighted average exercise price payable per share under such options.


                                                                                 Options Granted     Weighted Average
                      Name and Position                                        (Number of Shares)     Exercise Price
                      -----------------                                        ------------------    ----------------
Daniel J. Warmenhoven, Chief Executive Officer .............................           500,000            $ 53.91
Jeffry R. Allen, Executive Vice President Finance and Operations
   and Chief Financial Officer .............................................           300,000            $ 53.91
David Hitz, Executive Vice President Engineering ...........................           300,000            $ 53.91
Thomas F. Mendoza, President ...............................................           375,000            $ 54.73
Charles E. Simmons, Vice President Corporate Development ...................           100,000            $ 53.91
All executive officers as a group (Five persons) ...........................         1,575,000            $ 54.10
Donald T. Valentine, Chairman of the Board and Director ....................            40,000            $ 16.66
Sanjiv Ahuja, Director .....................................................            40,000            $ 16.66
Carol A. Bartz, Director ...................................................            40,000            $ 16.66
Larry R. Carter, Director ..................................................            40,000            $ 16.66
Michael R. Hallman, Director ...............................................            40,000            $ 16.66
Sachio Semmoto, Director ...................................................           160,000            $ 31.25
Robert T. Wall, Director ...................................................            40,000            $ 16.66
All directors who are not officers (Seven persons) .........................           400,000            $ 22.49
All employees, including current officers who are not executive
   officers, as a group ....................................................         1,460,000            $ 54.35

      Amendment and Termination of the 1999 Plan

      The Board may amend or modify the 1999 Plan in any or all respects whatsoever subject to any shareholder approval required under applicable law or regulation. The Board may terminate the 1999 Plan at any time, but in no event will the 1999 Plan continue beyond August 16, 2009.

Federal Tax Consequences

      Option Grants

      Options granted under the 1999 Plan may be either incentive stock options which satisfy the requirements of Section 422 of the Internal Revenue Code or non-statutory options which are not intended to satisfy such requirements. The Federal income tax treatment for the two types of options differs as follows:

      Incentive Stock Options

      No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. The optionee will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of disposition.

      For Federal income tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying. A qualifying disposition of the purchased shares will occur if the sale or disposition is made more than two years after the date the option for the shares was granted and more than one year after the date that the option was exercised for the particular shares involved in the sale or disposition. Unless both of those requirements are satisfied, a disqualifying disposition of the purchased shares will result.

      If the optionee makes a disqualifying disposition of the purchased shares, then the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the excess of (i) the fair market value of such shares on the date the option was exercised over (ii) the exercise price paid for such shares. In no other instance will the Company be allowed a deduction with respect to the optionee's disposition of the purchased shares. The Company anticipates that any compensation deemed paid by the Company upon one or more disqualifying dispositions of incentive stock option shares will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain executive officers of the Company.

      Non-Statutory Options

      No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will in general recognize ordinary income in the year in which the option is exercised equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

      If the shares acquired upon exercise of a non-statutory option are subject to a substantial risk of forfeiture (such as the Company's right to repurchase unvested shares at the original exercise price paid per share, upon the optionee's cessation of service prior to vesting in those shares), then the optionee will not recognize any taxable income at the time the option is exercised for such unvested shares but will have to report as ordinary income, as the shares vest, an amount equal to the excess of (a) the fair market value of the shares on the vesting date over (b) the exercise price paid for the shares. The optionee may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year of exercise an amount equal to the amount by which the fair market value of the purchased shares on the date of exercise (determined as if the unvested shares were not subject to the Company's repurchase right) exceeds the exercise price paid for those shares. If the Section 83(b) election is made, the optionee will not recognize any additional income as and when the shares vest.

      The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee in connection with the exercise of the non-statutory option. The deduction will in general be allowed for the taxable year of the Company in which such ordinary income is recognized by the optionee. The Company anticipates that the compensation deemed paid by the Company upon the exercise of non-statutory options will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain executive officers of the Company.

Accounting Treatment

      Under current accounting rules, option grants to employees with an exercise price equal to the fair market value of the shares on the grant date will not result in a direct compensation expense to the Company's earnings. However, the fair value of those options and the related pro-forma net income or loss are required to be disclosed in the notes to the Company's consolidated financial statements. In addition, the number of outstanding options may be a factor in determining the Company's earnings per share on a diluted basis.

      Option grants made to independent consultants (but not non-employee Board members) will result in a direct charge to the Company's reported earnings based upon the fair value of the option measured initially as of the grant date of that option and then subsequently on the vesting date of each installment of the underlying option shares. Such charge will accordingly include the appreciation in the value of the option shares over the period between the grant date of the option and the vesting date of each installment of the option shares.

      Under Financial Accounting Standards Board Interpretation No. 44, any options which are repriced after December 15, 1998 will also trigger a direct charge to the Company's reported earnings measured by the appreciation in value of the underlying shares between the grant date of the option (or, if later, the July 1, 2000 effective date of the Interpretation) and the date the option is exercised for those shares.

New Plan Benefits

      As of May 31, 2000, no options have been granted on the basis of the 15,000,000-share increase that is the subject of this Proposal. If the Proposal is approved by the shareholders at the Annual Meeting, then each individual who will continue to serve as a non-employee Board member will, on the date of the Annual Meeting, receive an option grant under the Automatic Option Grant Program to purchase 15,000 shares of Common Stock with an exercise price per share equal to the closing selling price per share of Common Stock on that date.

Shareholder Approval

      The affirmative vote of a majority of the shares represented and voting at the Annual Meeting, together with the affirmative vote of the majority of the required quorum, is required for approval of the proposed 15,000,000-share increase to the 1999 Plan. If shareholder approval is not obtained, then any options granted on the basis of the 15,000,000-share increase will terminate without becoming exercisable for any of the shares of Common Stock subject to those options, and no further options will be granted on the basis of such share increase. However, the 1999 Plan will continue to remain in effect, and option grants may continue to be made pursuant to the provisions of the 1999 Plan as in effect prior to the proposed 15,000,000-share increase, until the available reserve of Common Stock as last approved by the shareholders has been issued pursuant to option grants made under the 1999 Plan.

Recommendation of the Board of Directors

      The Board of Directors believes that the proposed share increase to the 1999 Plan is necessary in order to continue to provide equity incentives to attract and retain the services of key employees, consultants and non-employee Board members.

      For this reason, the Board of Directors recommends that the shareholders vote FOR the proposal to approve the additional 15,000,000-share increase to the 1999 Plan.

                                 PROPOSAL NO. 3:
                 RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

      The Company is asking the shareholders to ratify the selection of Deloitte and Touche LLP as the Company's independent public accountants for the fiscal year ending April 27, 2001. The affirmative vote of a majority of the outstanding voting shares of the Company present or represented and voting at the Annual Meeting, together with the affirmative vote of the majority of the required quorum, will be required to ratify the selection of Deloitte and Touche LLP.

      In the event the shareholders fail to ratify the appointment, the Audit Committee of the Board of Directors will consider it as a direction to select other auditors for the subsequent year. Even if the selection is ratified, the Board in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Board determines that such a change would be in the best interest of the Company and its shareholders.

      A representative of Deloitte and Touche LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

      The Board of Directors recommends that shareholders vote FOR the proposal to ratify the selection of Deloitte and Touche LLP as the Company's independent public accountants for the fiscal year ending April 27, 2001.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of May 31, 2000 by (i) each person who is known by the Company to own beneficially more than five percent of the Company's Common Stock, (ii) each of the Company's directors and executive officers named in the Summary Compensation Table of the Executive Compensation and Related Information section of this Proxy Statement and (iii) all current executive officers and directors as a group.

                                                                                             Shares
                                                                                      Beneficially Owned(1)
5% Shareholders, Named Officers, Directors and                                     ---------------------------
Executive Officers and Directors as a Group                                          Number           Percent
----------------------------------------------                                     ----------         --------
Fidelity Management & Research
  One Federal Street
  Boston, Massachusetts 02109 ..............................................       30,282,556            9.7%
Daniel J. Warmenhoven(2) ...................................................        7,854,402            2.5%
Jeffry R. Allen(3) .........................................................        2,634,757             *
David Hitz(4) ..............................................................       10,098,390            3.2%
Thomas F. Mendoza(5) .......................................................        4,063,226            1.3%
Charles E. Simmons(6) ......................................................          809,971             *
Donald T. Valentine(7) .....................................................          811,836             *
Sanjiv Ahuja(8) ............................................................          428,000             *
Carol A. Bartz(9) ..........................................................          688,000             *
Larry R. Carter(10) ........................................................          520,000             *
Michael R. Hallman(11) .....................................................        1,553,648             *
Sachio Semmoto(12) .........................................................          160,000             *
Robert T. Wall(13) .........................................................        1,976,112             *
All current directors and executive officers as a group (12 persons) .......       37,503,058           12.0%

----------
*     Less than 1%

(1) Percentage of ownership is based on 312,660,752 shares of Common Stock outstanding on May 31, 2000. Shares of Common Stock subject to stock options which are currently exercisable or will become exercisable within 60 days after May 31, 2000 are deemed outstanding for computing the percentage of the person or group holding such options, but are not deemed outstanding for computing the percentage of any other person or group. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock.

(2) Includes 5,082,478 shares held by Daniel J. Warmenhoven & Charmaine A. Warmenhoven, trustees to The Warmenhoven 1987 Revocable Trust UTA dated 12/16/87, as amended, of which Mr. Warmenhoven is a trustee and shares voting and investment powers. Also includes 970,000 shares held by Warmenhoven Ventures LP, and 110,000 shares held by

      Warmenhoven Enterprises, limited partnerships of which the Warmenhoven Management Trust is the general partner, of which Mr. Warmenhoven is a trustee. Excludes 18,670 shares held by Charmaine A. Warmenhoven, Mr. Warmenhoven's spouse, as separate property. Also excludes 1,972,000 shares held by Richard A. Andre, trustee to The Warmenhoven 1995 Children's Trust, under trust agreement dated 5/1/95, 112,800 shares held by Richard
      A. Andre, trustee to the Daniel J. Warmenhoven 1991 Children's Trust, and 24,590 shares held by Curtis Barr and Richard A. Andre, trustees of the Warmenhoven Family Irrevocable Trust, under trust agreement dated 4/10/00, as Mr. Warmenhoven disclaims beneficial ownership over the shares held by such trusts. Includes 362,690 shares of Common Stock issuable upon exercise of currently exercisable options granted under the 1993 Plan and 1,257,251 shares of Common Stock issuable upon exercise of stock options granted under the 1995 Plan which are currently exercisable or which will become exercisable within 60 days after May 31, 2000.

(3) Includes 2,503,199 shares of Common Stock issuable upon exercise of options granted under the 1995 Plan which are currently exercisable or which will become exercisable within 60 days after May 31, 2000.

(4) Includes 800,000 shares of Common Stock issuable upon exercise of stock options granted under the 1993 Plan and 442,990 shares of Common Stock issuable upon exercise of stock options granted under the 1995 Plan, which are currently exercisable or which will become exercisable within 60 days after May 31, 2000.

(5) Does not include 177,177 shares held by Mr. Mendoza's spouse. Includes 354,655 shares of Common Stock issuable upon exercise of options granted under the 1995 Plan which are currently exercisable or which will become exercisable within 60 days after May 31, 2000.

(6) Includes 534,128 shares of Common Stock issuable upon exercise of options granted under the 1995 Plan which are currently exercisable or which will become exercisable within 60 days after May 31, 2000.

(7) Includes 35,232 shares held by Sequoia XXIV and 448,604 shares held in trust by Donald T. Valentine, trustee to the Donald T. Valentine Family Trust dated 4/29/67. Mr. Valentine, who is the Chairman of the Company's Board of Directors, disclaims beneficial ownership of the shares held by Sequoia XXIV. Mr. Valentine is an affiliate of the Sequoia entities and may be deemed to share voting and investment power with respect to such shares. Includes 288,000 shares of Common Stock issuable upon exercise of currently exercisable stock options granted under the 1995 Plan and 40,000 shares of Common Stock issuable upon exercise of currently exercisable stock options granted under the 1999 Plan.

(8) Includes 384,000 shares of Common Stock issuable upon exercise of currently exercisable options granted under the 1995 Plan and 40,000 shares of Common Stock issuable upon exercise of currently exercisable options granted under the 1999 Plan.

(9) Includes 360,000 shares of Common Stock issuable upon exercise of currently exercisable options granted under the 1993 Plan, 288,000 shares of Common Stock issuable upon exercise of currently exercisable options granted under the 1995 Plan and 40,000 shares of Common Stock issuable upon exercise of currently exercisable options under the 1999 Plan. Does not include 242,792 shares held by Ms. Bartz' spouse.

(10) Includes 480,000 shares of Common Stock issuable upon exercise of currently exercisable options granted under the 1995 Plan and 40,000 shares of Common Stock issuable upon exercise of currently exercisable options granted under the 1999 Plan.

(11) Includes 130,000 shares held by the Hallman Charitable Remainder Unitrust dated 12/27/99 of which Mr. Hallman and his wife are co-trustees. Mr. Hallman disclaims beneficial ownership over these shares except to the extent of his and his wife's pecuniary interest. Includes 640,000 shares of Common Stock issuable upon exercise of currently exercisable options granted under the 1993 Plan, 288,000 shares of Common Stock issuable upon exercise of currently exercisable options granted under the 1995 Plan and 40,000 shares of Common Stock issuable upon exercise of currently exercisable options granted under the 1999 Plan.

(12) Includes 160,000 shares of Common Stock issuable upon exercise of currently exercisable options granted under the 1999 Plan.

(13) Includes 8,000 shares held as custodian for Jennifer C. Wall, 8,000 shares held as custodian for Kristen E. Wall and 16,000 shares held by the Robert
      T. Wall trust under the will of Katherine F. Wall for the benefit of Jennifer C. Wall and Kristen E. Wall. Includes 480,000 shares of Common Stock issuable upon exercise of currently exercisable options granted under the 1993 Plan, 288,000 shares of Common Stock issuable upon exercise of currently exercisable options granted under the 1995 Plan and 40,000 shares of Common Stock issuable upon exercise of currently exercisable options granted under the 1999 Plan.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities and Exchange Act of 1934 requires the Company's directors and executive officers and persons who own more than ten percent (10%) of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent (10%) shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

      Based solely upon review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that during the fiscal year ended April 28, 2000, its officers, directors and holders of more than 10% of the Company's Common Stock complied with all Section 16(a) filing requirements, except that a Form 3 filing by Dr. Semmoto was filed late.

                 EXECUTIVE COMPENSATION AND RELATED INFORMATION

Summary of Cash and Certain Other Compensation

      The following Summary Compensation Table sets forth the compensation earned by the Company's Chief Executive Officer and the four other most highly compensated executive officers for services rendered in all capacities to the Company and its subsidiaries for the 2000, 1999 and 1998 fiscal years. The listed individuals will be hereinafter referred to as the "Named Officers."

      No other executive officer who would have otherwise been includible in such table on the basis of salary and bonus earned for the 2000 fiscal year has resigned or terminated employment during that fiscal year.

                           Summary Compensation Table

                                                                                    Long-Term
                                                                                  Compensation
                                                                                     Awards
                                                                                  ------------
                                                      Annual Compensation          Securities
                                                -------------------------------    Underlying        All Other
Name and Principal Position                     Years     Salary($)    Bonus($)     Options()   Compensation($)(1)
---------------------------                     -----     ---------    --------   ------------  ------------------
Daniel J. Warmenhoven .......................    2000      $347,115    $397,961   1,602,648(2)      $   941
   Chief Executive Officer                       1999       323,077     250,000   2,006,668(3)        1,392
                                                 1998       292,789     102,000   1,297,776(4)        1,392

Jeffry R. Allen .............................    2000       247,115     142,129     900,000(2)          823
   Executive Vice President Finance and          1999       222,692     110,000     323,600(3)        1,376
   Operations and Chief Financial Officer        1998       193,077      53,000       9,600(4)        1,156
   and Secretary

David Hitz ..................................    2000       185,385     117,123     702,648(2)          357
   Executive Vice President Engineering          1999       148,078      65,000     600,000             325
                                                 1998       120,860      19,600          --             231

Thomas F. Mendoza ...........................    2000       227,692     163,448   1,102,648(2)          929
   President                                     1999       205,385     125,000     410,000(3)        1,255
                                                 1998       150,000     278,228     586,664(4)       94,830(5)

Charles E. Simmons ..........................    2000       180,000      89,541     100,000             999
   Vice President Corporate Development          1999       179,077      80,000     360,000           1,255
                                                 1998       167,385      45,700          --           1,217

----------
(1)   Except as noted in item (5), represents the cost of term life insurance.

(2) Includes options for the following numbers of shares granted on January 3, 2000 pursuant to the Salary Investment Option Grant Program of the 1995
      Plan: 2,648 to Mr. Warmenhoven; 2,648 to Mr. Hitz and 2,648 to Mr.
      Mendoza.

(3) Includes options for the following numbers of shares granted on January 4, 1999 pursuant to the Salary Investment Option Grant Program of the 1995
      Plan: 6,668 to Mr. Warmenhoven; 3,600 to Mr. Allen and 10,000 to Mr. Mendoza.

(4) Includes options for the following numbers of shares granted on January 5, 1998 pursuant to the Salary Investment Option Grant Program of the 1995
      Plan: 17,776 to Mr. Warmenhoven; 9,600 to Mr. Allen; and 26,664 to Mr. Mendoza.

(5)   Includes $94,000 relocation allowance.

Stock Options

      The following table contains information concerning the stock option grants made to each of the Named Officers for the 2000 fiscal year. No stock appreciation rights were granted to those individuals during such year.

                                                         Individual Grant                               Potential Realizable
                                             -------------------------------------                     Value of Assumed Annual
                                 Number of     Percent of                                                  Rates of Stock
                                Securities   Total Options                  Market                      Price Appreciation for
                                Underlying    Granted to      Exercise    Price on                        Option Term($)(2)
                                  Options    Employees in       Price      Date of  Expiration  ------------------------------------
Name                              Granted     Fiscal Year   ($/Share)(1)    Grant       Date       0%            5%           10%
----                            -----------  -------------  ------------   -------  ----------  -------    -----------   -----------
Daniel J. Warmenhoven ......    1,100,000(3)      4.36%        $ 11.25     $ 11.25    5/23/09   $    --    $ 7,782,571   $19,722,563
                                  500,000(4)      1.98%          53.91       53.91    1/31/10        --     16,945,043    42,938,684
                                    2,648(5)      0.01%          14.17       42.50     1/2/10    75,026        145,777       254,309
Jeffry R. Allen ............      600,000(3)      2.38%          11.25       11.25    5/23/09        --      4,245,039    10,757,762
                                  300,000(4)      1.19%          53.91       53.91    1/31/10        --     10,167,026    25,763,211
David Hitz .................      400,000(3)      1.59%          11.25       11.25    5/23/09        --      2,830,026     7,171,841
                                  300,000(4)      1.19%          53.91       53.91    1/31/10        --     10,167,026    25,763,211
                                    2,648(5)      0.01%          14.17       42.50     1/2/10    75,026        145,777       254,309
Thomas F. Mendoza ..........      800,000(3)      3.17%          11.25       11.25    5/23/09        --      5,660,052    14,343,682
                                  300,000(4)      1.19%          53.91       53.91    1/31/10        --     10,167,026    25,763,211
                                    2,648(5)      0.01%          14.17       42.50     1/2/10    75,026        145,777       254,309
Charles E. Simmons .........      100,000(4)      0.40%          53.91       53.91    1/31/10        --      3,389,009     8,587,737

----------
(1) The exercise price may be paid in cash, in shares of Common Stock valued at fair market value on the exercise date or through a cashless exercise procedure involving a same-day sale of the purchased shares.

(2) There is no assurance provided to the option holder or any other holder of the Company's securities that the actual stock price appreciation over the 10-year option term will be at the 0%, 5% and 10% assumed annual rates of compounded stock price appreciation.

(3) The options were granted under the Discretionary Option Grant Program of the 1995 Plan on May 24, 1999. Each option has a maximum term of 10 years measured from the grant date, subject to earlier termination upon the optionee's cessation of service with the Company. The options granted to Messrs. Warmenhoven, Hitz and Mendoza will vest as to twenty-five percent (25%) of the shares upon the optionee's completion of one year of service measured from the grant date and with respect to the balance of the shares in a series of equal monthly installments over the next thirty-six (36) months of service thereafter. The option granted to Mr. Allen will vest as to ten percent (10%) of the shares upon his completion of one year of service as measured from the grant date; twenty percent (20%) of the shares in equal monthly installments over the second twelve (12) months of service as measured from the grant date; thirty percent (30%) of the shares in equal monthly installments over the third twelve (12) months of service as measured from the grant date; and forty percent (40%) of the shares in equal monthly installments over the fourth twelve (12) months of service as measured from the grant date.

(4) The options were granted under the Discretionary Option Grant Program of the 1999 Plan on February 1, 2000. Each option has a maximum term of 10 years measured from the grant date, subject to earlier termination upon the optionee's cessation of service with the Company. The options granted to Messrs. Warmenhoven, Allen, Hitz and Mendoza will vest as to ten percent (10%) of the shares upon the optionee's completion of one year of service measured from the grant date; twenty percent (20%) of the shares in equal monthly installments over the second twelve (12) months of service as measured from the grant date; thirty percent (30%) of the shares in equal monthly installments over the third twelve (12) months of service as measured from the grant date; and forty percent (40%) of the shares in equal monthly installments over the fourth twelve (12) months of service as measured from the grant date. The option granted to Mr. Simmons will vest as to twenty percent (20%) of the shares upon the optionee's completion of one year of service measured from the grant date; twenty percent (20%) of the shares in equal monthly installments over the second twelve (12) months of service as measured from the grant date and the balance of the shares in equal monthly installments over the twenty-four
      (24) months of service thereafter.

(5) Pursuant to the Salary Investment Option Grant Program of the 1995 Plan, Messrs. Warmenhoven, Hitz and Mendoza elected to reduce their base salaries for the 2000 calendar year by $75,000 each, and to apply such salary reduction amount to pre-payment of two-thirds (2/3) of the exercise price of special options granted under the Salary Investment Option Grant Program. The options were granted on January 3, 2000 at an exercise price of $14.17 per share, which amount is equal to one-third (1/3) of the fair market value of the underlying shares of Common Stock on the date of grant. The portion of base salary which each individual elected to apply to the Salary Investment Option Grant Program is equal to the remaining two-thirds (2/3) of the fair market value of such shares on the date of grant ($28.33 per share). The options vest in twelve (12) equal installments upon the optionee's completion of each month of service during the 2000 calendar year. Each option has a maximum term of 10 years measured from the grant date.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option
Values

      The following table sets forth information concerning option exercises and option holdings for the 2000 fiscal year by each of the Named Officers. No stock appreciation rights were exercised during such year or were outstanding at the end of the year.

                                                                  Number of Securities               Value of Unexercised
                                 Number of                       Underlying Unexercised              in-the-Money Options
                                  Shares                            Options at FY-End                     at FY-End(2)
                                Acquired on      Value        -----------------------------     -------------------------------
Name                             Exercise     Realized(1)     Exercisable     Unexercisable      Exercisable      Unexercisable
----                            -----------   -----------     -----------     -------------     ------------      -------------
Daniel J. Warmenhoven .......     311,788     $ 7,840,849      1,267,998(3)     4,108,658       $ 92,118,939      $254,491,177
Jeffry R. Allen .............     430,000      10,678,180      2,203,199        1,600,001        157,456,830        93,390,104
David Hitz ..................           0               0      1,088,162        1,014,486         78,600,693        52,900,080
Thomas F. Mendoza ...........     779,985      27,009,971         38,161        1,575,334          2,694,892        89,748,157
Charles E. Simmons ..........     459,481      11,957,345        698,005          362,514         50,025,472        20,359,216

----------
(1) Based on the fair market value of the purchased option shares at the time of exercise less the option exercise price paid for those shares.

(2) Based on the fair market value of the shares at the end of the 2000 fiscal year ($73.94 per share) less the option exercise price payable for those shares.

(3) A portion of these options were fully exercisable as of the fiscal year-end, but any shares purchased thereunder are subject to repurchase by the Company, at the original option exercise price paid per share, should the optionee leave the Company prior to vesting in the shares. As of April 28, 2000, Mr. Warmenhoven had vested in 986,840 shares.

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
                            ON EXECUTIVE COMPENSATION

      The Compensation Committee of the Board of Directors (the "Committee") is currently comprised of two non-employee directors, Carol A. Bartz and Robert T. Wall, and was formed in November of 1995, in anticipation of the initial public offering of the Company's Common Stock.

      For the 2000 fiscal year, all compensation decisions with respect to base salaries and bonuses for the Company's executive officers were made by the Compensation Committee. The Committee made its decisions primarily on the basis of the Committee's understanding of the compensation practices of similarly-sized companies in the industry and fixed the compensation package of each executive officer at a level which was competitive with those practices.

      The Committee administers the Company's compensation policies and programs and has primary responsibility for executive compensation matters, including the establishment of the base salaries of the Company's executive officers, the approval of individual bonuses and bonus programs for executive officers and the administration of certain employee benefit programs. In addition, the Committee has exclusive responsibility for administering the Company's 1999 Plan, under which stock option grants and direct stock issuances may be made to executive officers and other employees. The following is a summary of policies which the Committee applies in setting the compensation levels for the Company's executive officers.

      General Compensation Policy. The overall policy of the Committee is to offer the Company's executive officers competitive compensation opportunities based upon their personal performance, the financial performance of the Company and their contribution to that performance. One of the primary objectives is to have a substantial portion of each executive officer's compensation contingent upon the Company's financial success as well as upon such executive officer's own level of performance. Each executive officer's compensation package is comprised of three elements: (i) base salary, which is determined on the basis of the individual's position and responsibilities with the Company, the level of his or her performance and competitive salary levels, (ii) incentive performance awards payable in cash and based upon a formula which takes into account Company and individual performance and (iii) long-term stock-based incentive awards designed to strengthen the mutuality of interests between the executive officers and the Company's shareholders. Generally, as an executive officer's level of responsibility increases, a greater portion of that individual's total compensation becomes dependent upon the Company's performance and stock price appreciation rather than base salary.

      Factors. The primary factors taken into consideration in establishing the components of each executive officer's compensation package for the 2000 fiscal year are summarized below. However, the Committee may, in its discretion, apply entirely different factors, such as different measures of financial performance, for future fiscal years.

      Base Salary. In setting the base salary for each executive officer, the Committee reviews published compensation survey data for its industry. The base salary for each officer is designed to be competitive with the salary levels for comparable positions in the published surveys as well as to reflect the individual's personal performance and internal alignment considerations. The relative weight given to each factor varies with each individual in the sole discretion of the Committee. For the 2000 fiscal year, the base salary of the Company's executive officers ranged from the fiftieth percentile to the sixty-fifth percentile of the base salary levels in effect for comparable positions in the surveyed compensation data.

      Incentive Compensation. For the 2000 fiscal year, an incentive compensation program was established pursuant to which each executive officer earned a bonus on the basis of the Company's achievement of certain operating income objectives and his or her individual performance. The bonus amount was tied to a percentage of each executive officer's base salary and was earned on the basis of the Company's actual financial performance in comparison to the Company's business plan as measured in terms of operating income, with additional consideration given to the attainment of individual goals. However, no bonus would have been earned if the Company's actual operating income had been less than 50% of the plan. The Company's financial performance exceeded the plan and, accordingly, the executive officers were awarded the bonuses indicated for them in the Summary Compensation Table which appears earlier in this Proxy Statement.

      Long-Term Stock-Based Incentive Compensation. From time to time, the Committee makes option grants to the Company's executive officers under the 1999 Plan. The grants are designed to align the interests of each executive officer with those of the shareholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Each grant allows the officer to acquire shares of the Company's Common Stock at a fixed price per share (the market price on the grant date) over a specified period of time (up to ten (10) years), thus providing a return to the executive officer only if the market price of the shares appreciates over the option term and the officer continues in the Company's employ. The size of the option grant to each executive officer is designed to create a meaningful opportunity for stock ownership and is based upon the executive officer's current position with the Company, internal comparability with option grants made to other Company executives, the executive officer's current level of performance and the executive officer's potential for future responsibility and promotion over the option term. The Committee also takes into account the number of vested and unvested options held by the executive officer in order to maintain an appropriate level of equity incentive for that individual. However, the Committee does not intend to adhere to any specific guidelines as to the relative option holdings of the Company's executive officers.

      CEO Compensation. The compensation payable to Mr. Warmenhoven, the Company's Chief Executive Officer during fiscal year 2000, was determined by the Compensation Committee. His base salary was set at a level which the Committee felt would be competitive with the base salary levels in effect for chief executive officers at similarly-sized companies within the industry and was at approximately the fiftieth percentile of the published surveys. Based upon the Committee's evaluation of the Company's achievement of certain performance goals tied to operating income and Mr. Warmenhoven's individual performance, the Committee awarded Mr. Warmenhoven a bonus of $397,961 for the 2000 fiscal year. The options granted to Mr. Warmenhoven during the 2000 fiscal year were in recognition of his personal performance and leadership role with the Company and were intended to place a significant portion of his total compensation at risk because the value of those grants will depend upon the future appreciation of the Company's Common Stock.

      Compliance With Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to publicly-held companies for compensation paid to certain executive officers, to the extent that compensation exceeds $1 million per officer in any year. The compensation paid to the Company's executive officers for the 2000 fiscal year did not exceed the $1 million limit per officer, and it is not expected the compensation to be paid to the Company's executive officers for the 2001 fiscal year will exceed that limit. In addition, the 1995 Plan and 1999 Plan are structured so that any compensation deemed paid to an executive officer in connection with the exercise of his or her outstanding options under each such plan will qualify as performance-based compensation which will not be subject to the $1 million limitation. Because it is very unlikely that the cash compensation payable to any of the Company's executive officers in the foreseeable future will approach the $1 million limit, the Committee has decided at this time not to take any other action to limit or restructure the elements of cash compensation payable to the Company's executive officers. The Committee will reconsider this decision should the individual compensation of any executive officer ever approach the $1 million level.

                                      Submitted by the Compensation Committee of the Board of Directors:


                                                 CAROL A. BARTZ

                                                 ROBERT T. WALL

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      The Compensation Committee of the Company's Board of Directors is comprised of Ms. Bartz and Mr. Wall. Neither of these individuals was at any time during the 2000 fiscal year, or at any other time, an officer or employee of the Company. No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity which has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

                 EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT
                        AND CHANGE-IN-CONTROL AGREEMENTS

      The Company does not presently have any employment contracts in effect with the Chief Executive Officer or any of the other executive officers named in the Summary Compensation Table.

      The options granted to Daniel J. Warmenhoven, Chief Executive Officer, under the Company's 1993 Stock Option/Stock Issuance Plan, the 1995 Stock Incentive Plan and the 1999 Stock Option Plan, to Jeffry R. Allen, Chief Financial Officer and Executive Vice President and to Thomas F. Mendoza, President, under the 1995 Stock Incentive Plan and the 1999 Stock Option Plan, will immediately vest in full in the event of their termination of employment in connection with an acquisition of the Company by merger or asset sale. The options granted to Messrs. Warmenhoven, Allen and Mendoza on January 4, 1999 and January 3, 2000 under the Salary Investment Option Grant Program of the 1995 Plan will immediately accelerate in full upon an acquisition of the Company by merger or asset sale or other change in control of the Company.

      In addition, each outstanding option held by the Chief Executive Officer, the other executive officers and the employees of the Company under the Discretionary Option Grant Program of the 1995 Plan or the 1999 Plan will automatically accelerate in full, and all unvested shares of Common Stock held by such individuals under the 1995 Plan or the 1999 Plan will immediately vest in full, upon an acquisition of the Company by merger or asset sale, except to the extent such options are to be assumed by, and the Company's repurchase rights with respect to those shares are to be assigned to, the successor corporation. In addition, the Compensation Committee as Plan Administrator of the 1995 Plan and the 1999 Plan will have the authority to provide for the accelerated vesting of the shares of Common Stock subject to outstanding options held by the Chief Executive Officer or any other executive officer, and the shares of Common Stock subject to direct issuances held by such individual, in connection with the termination of the officer's employment following (i) a merger or asset sale in which those options are assumed and the Company's repurchase rights with respect to unvested shares are assigned, or (ii) certain other changes in control or ownership of the Company.

                              CERTAIN TRANSACTIONS

      Larry R. Carter, a director of the Company, is the Senior Vice President Finance and Administration, Chief Financial Officer and a member of the Board of Directors of Cisco Systems, Inc. During the 2000 fiscal year, the Company sold materials to Cisco Systems, Inc. having an aggregate value of $9,053,121.

      Sanjiv Ahuja, a director of the Company, was until March, 2000, the President and Chief Operating Officer of Telcordia Technologies, Inc. During the 2000 fiscal year, the Company sold materials to Telcordia Technologies having an aggregate value of $1,026,399.

      Daniel J. Warmenhoven, Chief Executive Office and a director of the Company, serves on the Board of Directors of Redback Networks, Inc. During the 2000 fiscal year, the Company sold materials to Redback Networks, Inc. having an aggregate value of $283,304.

            The foregoing transactions were negotiated by the Company on an arms-length basis, and were made on terms no less favorable to the Company than could be obtained from an unaffiliated third party.

                                PERFORMANCE GRAPH

      The following graph compares the cumulative total shareholder return on the Common Stock of the Company with that of the Nasdaq Stock Market US Index, a broad market index published by the National Association of Securities Dealers, Inc., and the Chase H & Q Technology Index compiled by Chase H & Q. The comparison for each of the periods assumes that $100 was invested on November 21, 1995 (the date of the Company's initial public offering) in the Company's Common Stock, the stocks included in the Nasdaq Stock Market US Index and the stocks included in the Chase H & Q Technology Index. These indices, which reflect formulas for dividend reinvestment and weighing of individual stocks, do not necessarily reflect returns that could be achieved by individual investors.

                COMPARISON OF 53 MONTH CUMULATIVE TOTAL RETURN*
                         AMONG NETWORK APPLIANCE, INC.,
                      THE NASDAQ STOCK MARKET (U.S.) INDEX
                      AND THE CHASE H & Q TECHNOLOGY INDEX

  [The following table was depicted as a line graph in the printed material.]

                               -------------------------------------------------------------------------
                               11/21/1995   1/96    4/96    7/96   10/96    1/97    4/97    7/97   10/97
NETWORK APPLIANCE, INC.         100.00    113.89  118.52   88.89  129.63  189.81  107.87  161.57  186.11
NASDAQ STOCK MARKET (U.S.)      100.00    103.44  116.67  106.15  119.35  135.63  123.50  156.65  157.06
CHASE H & Q TECHNOLOGY          100.00    100.15  114.50   96.68  112.75  135.80  121.25  163.37  152.33

                               -----------------------------------------------------------------------------
                                 1/98    4/98    7/98   10/98    1/99    4/99    7/99   10/99    1/00    4/00
NETWORK APPLIANCE, INC.        223.15  267.13  309.26  405.56  785.19  745.37  807.41 1096.30 2974.07 4381.51
NASDAQ STOCK MARKET (U.S.)     160.08  184.66  184.40  175.76  250.53  253.10  263.51  296.90  391.32  385.24
CHASE H & Q TECHNOLOGY         153.03  180.90  176.02  171.83  254.29  241.17  284.58  337.26  477.95  502.70

* $100 INVESTED ON 11/21/95 IN STOCK OR INDEX -
  INCLUDING REINVESTMENT OF DIVIDENDS.
  FISCAL YEAR ENDING APRIL 30.

--------------------------------------------------------------------------------
                                                  Cumulative Total Return
                                        ---------------------------------------
                                        11/21/95  4/96  4/97  4/98  4/99  4/00
                                        --------  ----  ----  ----  ----  -----
NETWORK APPLIANCE, INC. ..............     100     118   108   267   745  4,381
NASDAQ STOCK MARKET (U.S.) ...........     100     117   123   185   253    385
CHASE h&q TECHNOLOGY .................     100     114   121   181   241    503

--------------------------------------------------------------------------------

      Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the preceding Compensation Committee Report on Executive Compensation and the preceding performance graph shall not be incorporated by reference into any such filings; nor shall such Report or graph be incorporated by reference into any future filings.

                                 OTHER BUSINESS

      The Board of Directors knows of no other business that will be presented for consideration at the Annual Meeting. If other matters are properly brought before the Annual Meeting, however, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

                                    FORM 10-K

      The Company filed an Annual Report on Form 10-K with the Securities and Exchange Commission on or about July 12, 2000. Shareholders may obtain a copy of this report, without charge, by writing to Jeffry R. Allen, Executive Vice President Finance and Operations and Chief Financial Officer of the Company at the Company's principal executive offices located at 495 East Java Drive, Sunnyvale, California 94089.

                              SHAREHOLDER PROPOSALS

      Proposals of shareholders that are intended to be presented at the Company's Annual Meeting of Shareholders to be held in 2001 must be received by April 27, 2001 in order to be included in the Proxy Statement and proxy relating to that meeting.

      In addition, the proxy solicited by the Board of Directors for the Annual Shareholders Meeting in calendar year 2001 will confer discretionary authority to vote on any shareholder proposal presented at that meeting if the Company is provided with notice of such proposal no later than July 20, 2001.

                                          BY ORDER OF THE BOARD OF DIRECTORS


                                                   DANIEL. J. WARMENHOVEN
                                                   Chief Executive Officer

August 28, 2000

                             NETWORK APPLIANCE, INC.
                             1999 STOCK OPTION PLAN

                 AS AMENDED AND RESTATED THROUGH AUGUST 17, 2000

                                  ARTICLE ONE

                               GENERAL PROVISIONS

      I. PURPOSE OF THE PLAN

            This 1999 Stock Option Plan is intended to promote the interests of Network Appliance, Inc., a California corporation, by providing eligible persons with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in the service of the Corporation.

            Capitalized terms shall have the meanings assigned to such terms in the attached Appendix.

            All share numbers in the document reflect (i) the 2-for-1 split of the Common Stock effected on December 20, 1999 and (ii) the 2-for-1 split of the Common Stock effected on March 22, 2000.

      II. STRUCTURE OF THE PLAN

            A. The Plan shall be divided into two separate equity programs:

                  (i) the Discretionary Option Grant Program under which
            eligible persons may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock, and

                  (ii) the Automatic Option Grant Program under which
            non-employee Board members shall automatically receive option grants at periodic intervals to purchase shares of Common Stock.

            B. The provisions of Articles One and Four shall apply to all equity programs under the Plan and shall accordingly govern the interests of all persons under the Plan.

      III. ADMINISTRATION OF THE PLAN

            A. The Primary Committee shall have sole and exclusive authority to administer the Discretionary Option Grant Program with respect to Section 16 Insiders. Administration of the Discretionary Option Grant Program with respect to all other eligible

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persons may, at the Board's discretion, be vested in the Primary Committee or a
Secondary Committee, or the Board may retain the power to administer that program with respect to all such persons.

            B. Members of the Primary Committee or any Secondary Committee shall serve for such period of time as the Board may determine and may be removed by the Board at any time. The Board may also at any time terminate the functions of any Secondary Committee and reassume all powers and authority previously delegated to such committee.

            C. Each Plan Administrator shall, within the scope of its administrative functions under the Plan, have full power and authority to establish such rules and regulations as it may deem appropriate for proper administration of the Discretionary Option Grant Program and to make such determinations under, and issue such interpretations of, the provisions of such programs and any outstanding options thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator within the scope of its administrative functions under the Plan shall be final and binding on all parties who have an interest in the Discretionary Option Grant Program under its jurisdiction or any stock option thereunder.

            D. Service on the Primary Committee or the Secondary Committee shall constitute service as a Board member, and members of each such committee shall accordingly be entitled to full indemnification and reimbursement as Board members for their service on such committee. No member of the Primary Committee or the Secondary Committee shall be liable for any act or omission made in good faith with respect to the Plan or any option grants under the Plan.

            E. Administration of the Automatic Option Grant Program shall be self-executing in accordance with the terms of that program, and no Plan Administrator shall exercise any discretionary functions with respect to option grants made thereunder.

      IV. ELIGIBILITY

            A. The persons eligible to participate in the Discretionary Option Grant Program are as follows:

                  (i) Employees, and

                  (ii) consultants and other independent advisors who provide services to the Corporation (or any Parent or Subsidiary).

            B. Each Plan Administrator shall, within the scope of its administrative jurisdiction under the Plan, have full authority (subject to the provisions of the Plan) to determine which eligible persons are to receive option grants under the Discretionary Option Grant Program, the time or times when such option grants are to be made, the number of shares to be covered by each such grant, the status of the granted option as either an Incentive Option or a Non-Statutory Option, the time or times when each option is to become exercisable, the vesting schedule (if any) applicable to the option shares and the maximum term for which the option is to remain outstanding.


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

            C. Only non-employee Board members shall be eligible to participate in the Automatic Option Grant Program.

      V. STOCK SUBJECT TO THE PLAN

            A. The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Corporation on the open market. The maximum number of shares of Common Stock which may be issued over the term of the Plan shall not exceed 28,200,000 shares. Such authorized share reserve is comprised of (i) the 13,200,000 shares of Common Stock initially authorized for issuance under the Plan plus (ii) an additional increase of 15,000,000 shares authorized by the Board on August 17, 2000, subject to shareholder approval at the 2000 Annual Meeting. Such authorized share reserve shall be in addition to the number of shares of Common Stock reserved for issuance under the Corporation's 1995 Stock Incentive Plan and the Corporation's Special Non-Officer Stock Option Plan, and share issuances under this Plan shall not reduce or otherwise affect the number of shares of Common Stock available for issuance under the 1995 Stock Incentive Plan or the Special Non-Officer Stock Option Plan. In addition, share issuances under such plans shall not reduce or otherwise affect the number of shares of Common Stock available for issuance under this Plan.

            B. No one person participating in the Plan may receive stock options under the Plan for more than 3,000,000 shares of Common Stock in the aggregate per calendar year. Before the split of the Common Stock which occurred in March 2000. such limit was 1,500,000 shares.

            C. Shares of Common Stock subject to outstanding options shall be available for subsequent issuance under the Plan to the extent (i) the options expire or terminate for any reason prior to exercise in full or (ii) the options are cancelled in accordance with the cancellation/regrant provisions of Article Two. In addition, any unvested shares issued under the Plan and subsequently repurchased by the Corporation, at the option exercise price paid per share, pursuant to the Corporation's repurchase rights under the Plan shall be added back to the number of shares of Common Stock reserved for issuance under the Plan and shall accordingly be available for reissuance through one or more subsequent option grants under the Plan. Should the exercise price of an option under the Plan be paid with shares of Common Stock or should shares of Common Stock otherwise issuable under the Plan be withheld by the Corporation in satisfaction of the withholding taxes incurred in connection with the exercise of an option or the vesting of exercised option shares under the Plan, then the number of shares of Common Stock available for issuance under the Plan shall be reduced by the gross number of shares for which the option is exercised or the gross number of exercised option shares which vest, and not by the net number of shares of Common Stock issued to the holder of such option or exercised option shares.


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            D. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, appropriate adjustments shall be made to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the maximum number and/or class of securities for which any one person may be granted stock options per calendar year, (iii) the number and/or class of securities for which automatic option grants are to be made subsequently under the Automatic Option Grant Program and (iv) the number and/or class of securities and the exercise price per share in effect under each outstanding option in order to prevent the dilution or enlargement of benefits thereunder. The adjustments determined by the Plan Administrator shall be final, binding and conclusive.


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                                  ARTICLE TWO

                       DISCRETIONARY OPTION GRANT PROGRAM

      I. OPTION TERMS

            Each option shall be evidenced by one or more documents in the form approved by the Plan Administrator; provided, however, that each such document shall comply with the terms specified below. Each document evidencing an Incentive Option shall, in addition, be subject to the provisions of the Plan applicable to such options.

            A. Exercise Price.

                  1. The exercise price per share shall be fixed by the Plan Administrator but shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.

                  2. The exercise price shall become immediately due upon exercise of the option and shall be payable in one or more of the forms specified below:

                        (i) cash or check made payable to the Corporation,

                        (ii) shares of Common Stock held for the requisite
                  period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date, or

                        (iii) to the extent the option is exercised for vested
                  shares, through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable instructions to (a) a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such exercise and (b) the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction.

            Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

            B. Exercise and Term of Options. Each option shall be exercisable at such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the documents evidencing the option. However, no option shall have a term in excess of ten (10) years measured from the option grant date.


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

            C. Effect of Termination of Service.

                  1. The following provisions shall govern the exercise of any options held by the Optionee at the time of cessation of Service or death:

                        (i) Any option outstanding at the time of the Optionee's
                  cessation of Service for any reason shall remain exercisable for such period of time thereafter as shall be determined by the Plan Administrator and set forth in the documents evidencing the option, but no such option shall be exercisable after the expiration of the option term.

                        (ii) Any option exercisable in whole or in part by the
                  Optionee at the time of death may be exercised subsequently by the personal representative of the Optionee's estate or by the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution.

                        (iii) During the applicable post-Service exercise
                  period, the option may not be exercised in the aggregate for more than the number of vested shares for which the option is exercisable on the date of the Optionee's cessation of Service. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee's cessation of Service, terminate and cease to be outstanding to the extent the option is not otherwise at that time exercisable for vested shares.

                        (iv) Should the Optionee's Service be terminated for
                  Misconduct, then all outstanding options held by the Optionee shall terminate immediately and cease to be outstanding.

                  2. The Plan Administrator shall have the discretion, exercisable either at the time an option is granted or at any time while the option remains outstanding, to:

                        (i) extend the period of time for which the option is to
                  remain exercisable following the Optionee's cessation of Service from the period otherwise in effect for that option to such greater period of time as the Plan Administrator shall deem appropriate, but in no event beyond the expiration of the option term, and/or

                        (ii) permit the option to be exercised, during the
                  applicable post-Service exercise period, not only with respect to the number of vested shares of Common Stock for which such option is exercisable at the time of the Optionee's cessation of Service but also with respect to one or more additional installments in which the Optionee would have vested under the option had the Optionee continued in Service.

            D. Shareholder Rights. The holder of an option shall have no shareholder rights with respect to the shares subject to the option until such person shall have exercised the option, paid the exercise price and become a holder of record of the purchased shares.


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            E. Repurchase Rights. The Plan Administrator shall have the discretion to grant options which are exercisable for unvested shares of Common Stock. Should the Optionee cease Service while holding such unvested shares, the Corporation shall have the right to repurchase, at the exercise price paid per share, any or all of those unvested shares. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the document evidencing such repurchase right.

            F. Limited Transferability of Options. During the lifetime of the Optionee, Incentive Options shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or by the laws of inheritance following the Optionee's death. However, Non-Statutory Options may be assigned in whole or in part during the Optionee's lifetime to one or more members of the Optionee's family or to a trust established exclusively for one or more such family members or the Optionee's former spouse, to the extent such assignment is in connection with the Optionee's estate plan, or to the Optionee's former spouse pursuant to a domestic relations order. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate.

      II. INCENTIVE OPTIONS

            The terms specified below shall be applicable to all Incentive Options. Except as modified by the provisions of this Section II, all the provisions of Articles One, Two and Four shall be applicable to Incentive Options. Options which are specifically designated as Non-Statutory Options when issued under the Plan shall not be subject to the terms of this Section II.

            A. Eligibility. Incentive Options may only be granted to Employees.

            B. Dollar Limitation. The aggregate Fair Market Value of the shares of Common Stock (determined as of the respective date or dates of grant) for which one or more options granted to any Employee under the Plan (or any other option plan of the Corporation or any Parent or Subsidiary) may for the first time become exercisable as Incentive Options during any one (1) calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two (2) or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as Incentive Options shall be applied on the basis of the order in which such options are granted.

            C. 10% Shareholder. If any Employee to whom an Incentive Option is granted is a 10% Shareholder, then the exercise price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value per share of Common Stock on the option grant date, and the option term shall not exceed five
(5) years measured from the option grant date.


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      III. CORPORATE TRANSACTION/CHANGE IN CONTROL

            A. Each option, to the extent outstanding under the Plan at the time of a Corporate Transaction but not otherwise exercisable for all the option shares, shall automatically accelerate so that each such option shall, immediately prior to the effective date of the Corporate Transaction, become exercisable for all of the shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully-vested shares of Common Stock. However, an outstanding option shall not become exercisable on such an accelerated basis if and to the extent: (i) such option is, in connection with the Corporate Transaction, to be assumed by the successor corporation (or parent thereof) or replaced with a comparable option to purchase shares of the capital stock of the successor corporation (or parent thereof),
(ii) such option is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing on the unvested option shares at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to those option shares or (iii) the acceleration of such option is subject to other limitations imposed by the Plan Administrator at the time of the option grant. The determination of option comparability under clause (i) above shall be made by the Plan Administrator, and its determination shall be final, binding and conclusive.

            B. All outstanding repurchase rights shall also terminate automatically, and the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Corporate Transaction, except to the extent: (i) those repurchase rights are to be assigned to the successor corporation (or parent thereof) in connection with such Corporate Transaction or (ii) such accelerated vesting is precluded by other limitations imposed by the Plan Administrator at the time the repurchase right is issued.

            C. Immediately following the consummation of the Corporate Transaction, all outstanding options shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof).

            D. Each option which is assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments to reflect such Corporate Transaction shall also be made to (i) the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same, (ii) the maximum number and/or class of securities available for issuance over the remaining term of the Plan and (iii) the maximum number and/or class of securities for which any one person may be granted stock options under the Plan per calendar year.

            E. The Plan Administrator shall have full power and authority to grant options under the Plan which will automatically accelerate in whole or in part in the event the Optionee's Service subsequently terminates by reason of an Involuntary Termination within a designated period (not to exceed twelve (12) months) following the effective date of any Corporate Transaction in which those options are assumed or replaced and do not otherwise accelerate. Any options so accelerated shall remain exercisable for fully-vested shares until the


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earlier of (i) the expiration of the option term or (ii) the expiration of the one (1)-year period measured from the effective date of the Involuntary Termination. In addition, the Plan Administrator may provide that one or more of the Corporation's outstanding repurchase rights with respect to shares held by the Optionee at the time of such Involuntary Termination shall immediately terminate in whole or in part, and the shares subject to those terminated rights shall accordingly vest at that time.

            F. The Plan Administrator shall have full power and authority to grant options under the Plan which will automatically accelerate in whole or in part in the event the Optionee's Service subsequently terminates by reason of an Involuntary Termination within a designated period (not to exceed twelve (12) months) following the effective date of any Change in Control. Each option so accelerated shall remain exercisable for fully-vested shares until the earlier of (i) the expiration of the option term or (ii) the expiration of the one
(1)-year period measured from the effective date of the Involuntary Termination. In addition, the Plan Administrator may provide that one or more of the Corporation's outstanding repurchase rights with respect to shares held by the Optionee at the time of such Involuntary Termination shall immediately terminate in whole or in part, and the shares subject to those terminated rights shall accordingly vest at that time.

            G. The portion of any Incentive Option accelerated in connection with a Corporate Transaction or Change in Control shall remain exercisable as an Incentive Option only to the extent the applicable One Hundred Thousand Dollar limitation is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such option shall be exercisable as a Non-Qualified Option under the Federal tax laws.

            H. The outstanding options shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

      IV. CANCELLATION AND REGRANT OF OPTIONS

            The Plan Administrator shall have the authority to effect, at any time and from time to time, with the consent of the affected option holders, the cancellation of any or all outstanding options under the Plan and to grant in substitution new options covering the same or different number of shares of Common Stock but with an exercise price per share based on the Fair Market Value per share of Common Stock on the new grant date. However, any such option cancellation/regrant program shall be subject to the following two limitations:

                  (i) only options held by Employees who are neither executive officers of the Corporation nor members of the Board may be so cancelled and regranted; and

                  (ii) the total number of shares subject to options which are so cancelled and regranted from time to time pursuant to this
            Section IV shall not in the aggregate exceed ten percent (10%) of the total number of shares of Common Stock authorized for issuance under the Plan.


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                                 ARTICLE THREE

                         AUTOMATIC OPTION GRANT PROGRAM

            The following provisions reflect the changes to the Automatic Option Grant Program approved by the Board on August 17, 2000 to be effective as of the 2000 Annual Shareholders Meeting. The Board reduced the number of shares of Common Stock for which option grants are to be made to new and continuing non-employee Board members under the Automatic Option Grant Program from 160,000 shares (as adjusted to reflect the two splits of the Common Stock which have occurred since the implementation of the Plan) to 40,000 shares for each new non-employee Board member and from 40,000 shares (as adjusted to reflect the two splits of the Common Stock which have occurred since the implementation of the
Plan) to 15,000 shares for each continuing non-employee Board member.

      I. OPTION TERMS

            A. Grant Dates. Option grants shall be made on the dates specified below:

                  1. Each individual who is first elected or appointed as a non-employee Board member on or after the date of the 2000 Annual Shareholders Meeting shall automatically be granted, on the date of such initial election or appointment, a Non-Statutory Option to purchase 40,000 shares of Common Stock, provided such individual has not previously been in the employ of the Corporation (or any Parent or Subsidiary).

                  2. On the date of each Annual Shareholders Meeting, beginning with the 2000 Annual Meeting, each individual who is to continue to serve as a non-employee Board member shall automatically be granted a Non-Statutory Option to purchase 15,000 shares of Common Stock, provided such individual has served as a non-employee Board member for at least six (6) months. There shall be no limit on the number of such 15,000-share option grants any one non-employee Board member may receive over his or her period of Board service.

                  3. Shareholder approval of the 15,000,000-share increase to the Plan at the 2000 Annual Shareholders Meeting shall constitute pre-approval of each option grant made under this Automatic Option Grant Program on or after the date of that Annual Meeting and the subsequent exercise of that option in accordance with the terms and conditions of this Article Three and the stock option agreement evidencing such grant.

                  4. The Automatic Option Grant Program under this Plan supersedes and replaces the Automatic Option Grant Program previously in effect for the non-employee Board members under the Corporation's 1995 Stock Incentive Plan. That latter program terminated upon shareholder approval of the Plan at the 1999 Annual Shareholders Meeting, and no further option grants shall be made to the non-employee Board members under that program.


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

All options granted to the non-employee Board members on or after the date of the 1999 Annual Shareholders Meeting, whether upon their initial election or appointment to the Board or upon their re-election at one or more of the Corporation's subsequent Annual Shareholder Meetings, shall be effected solely and exclusively in accordance with the terms and provisions of this Article Three, as in effect from time to time.

            B. Exercise Price.

                  1. The exercise price per share shall be equal to one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.

                  2. The exercise price shall be payable in one or more of the alternative forms authorized under the Discretionary Option Grant Program. Except to the extent the sale and remittance procedure specified thereunder is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

            C. Option Term. Each option shall have a term of ten (10) years measured from the option grant date.

            D. Exercise and Vesting of Options. Each option shall be immediately exercisable for any or all of the option shares. However, any shares purchased under the option shall be subject to repurchase by the Corporation, at the exercise price paid per share, upon the Optionee's cessation of Board service prior to vesting in those shares. Each initial 40,000-share grant shall vest, and the Corporation's repurchase right shall lapse, in a series of four (4) successive equal annual installments over the Optionee's period of continued service as a Board member, with the first such installment to vest upon the Optionee's completion of one (1) year of Board service measured from the option grant date. Each annual 15,000-share grant shall vest, and the Corporation's repurchase right shall lapse, upon the Optionee's continuation in Board service through the day immediately preceding the next Annual Shareholders Meeting following the option grant date.

            E. Effect of Termination of Board Service. The following provisions shall govern the exercise of any options held by the Optionee at the time the Optionee ceases to serve as a Board member:

                  (i) The Optionee (or, in the event of the Optionee's death, the personal representative of the Optionee's estate or the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution) shall have a twelve (12)-month period following the date of such cessation of Board service in which to exercise each such option.

                  (ii) During the twelve (12)-month exercise period, the option may not be exercised in the aggregate for more than the number of vested shares of Common Stock for which the option is exercisable at the time of the Optionee's cessation of Board service.


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

                  (iii) Should the Optionee cease to serve as a Board member by reason of death or Permanent Disability, then all shares at the time subject to the option shall immediately vest so that such option may, during the twelve (12)-month exercise period following such cessation of Board service, be exercised for all or any portion of those shares as fully-vested shares of Common Stock.

                  (iv) In no event shall the option remain exercisable after the expiration of the option term. Upon the expiration of the twelve
            (12)-month exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee's cessation of Board service for any reason other than death or Permanent Disability, terminate and cease to be outstanding to the extent the option is not otherwise at that time exercisable for vested shares.

      II. CORPORATE TRANSACTION/CHANGE IN CONTROL

            A. The shares of Common Stock subject to each outstanding option at the time of a Corporate Transaction but not otherwise vested shall automatically vest in full so that each such option shall, immediately prior to the effective date of that Corporate Transaction, become fully exercisable for all of the shares of Common Stock at the time subject to such option and may be exercised for all or any portion of those shares as fully-vested shares of Common Stock. Immediately following the consummation of the Corporate Transaction, each automatic option grant shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof).

            B. The shares of Common Stock subject to each outstanding option at the time of a Change in Control but not otherwise vested shall automatically vest in full so that each such option shall, immediately prior to the effective date of that Change in Control, become fully exercisable for all of the shares of Common Stock at the time subject to such option and may be exercised for all or any portion of those shares as fully-vested shares of Common Stock. Each such option shall remain exercisable for such fully-vested option shares until the expiration or sooner termination of the option term.

            C. All repurchase rights of the Corporation outstanding under the Automatic Option Grant Program at the time of a Corporate Transaction or Change in Control shall automatically terminate at that time, and the shares of Common Stock subject to those terminated rights shall immediately vest.

            D. Each option which is assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same.


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

            E. The grant of options under the Automatic Option Grant Program shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

      III. REMAINING TERMS

            The remaining terms of each option granted under the Automatic Option Grant Program shall be the same as the terms in effect for option grants made under the Discretionary Option Grant Program.


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                                  ARTICLE FOUR

                                  MISCELLANEOUS

      I. TAX WITHHOLDING

            A. The Corporation's obligation to deliver shares of Common Stock upon the exercise of stock options or the issuance or vesting of such shares under the Plan shall be subject to the satisfaction of all applicable Federal, state and local income and employment tax withholding requirements.

            B. The Plan Administrator may, in its discretion, provide any or all holders of Non-Statutory Options or unvested shares of Common Stock under the Plan (other than the options granted or the shares issued under the Automatic Option Grant Program) with the right to use shares of Common Stock in satisfaction of all or part of the Withholding Taxes to which such holders become subject in connection with the exercise of their options or the vesting of their shares. Such right may be provided to any such holder in either or both of the following formats:

                  (i) Stock Withholding: The election to have the Corporation withhold, from the shares of Common Stock otherwise issuable upon the exercise of such Non-Statutory Option or the vesting of such shares, a portion of those shares with an aggregate Fair Market Value equal to the percentage of the Withholding Taxes (not to exceed one hundred percent (100%)) designated by the holder.

                  (ii) Stock Delivery: The election to deliver to the
            Corporation, at the time the Non-Statutory Option is exercised or the shares vest, one or more shares of Common Stock previously acquired by such holder (other than in connection with the option exercise or share vesting triggering the Withholding Taxes) with an aggregate Fair Market Value equal to the percentage of the Withholding Taxes (not to exceed one hundred percent (100%)) designated by the holder.

      II. EFFECTIVE DATE AND TERM OF THE PLAN

            The Plan became effective on the Plan Effective Date and shall remain in effect until the earliest of (i) August 16, 2009, (ii) the date on which all shares available for issuance under the Plan shall have been issued as fully-vested shares pursuant to option exercises under the Plan or (iii) the termination of all outstanding options in connection with a Corporate Transaction. Upon such Plan termination, all outstanding stock options and unvested stock issuances made pursuant to option exercises shall continue to have force and effect in accordance with the provisions of the documents evidencing such options or issuances.

      III. AMENDMENT OF THE PLAN

            A. The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects, subject to any shareholder approval which may be required pursuant to applicable laws or regulations, provided, however, that the Board may not, without shareholder approval, (i) increase the number of shares of Common Stock authorized for issuance under the Plan, or (ii) materially increase the benefits offered to participants under the 1999 Plan. No amendment or modification shall adversely affect any rights and obligations with respect to options or unvested shares of Common Stock at the time outstanding under the Plan unless the Optionee or holder of such unvested shares consents to such amendment or modification.

            B. The Plan was amended on August 17, 2000 to increase the number of shares of Common Stock authorized for issuance under the Plan by an additional 15,000,000 shares. The amendment is subject to shareholder approval at the 2000 Annual Shareholders Meeting, and no option grant shall be made on the basis of the 15,000,000-share increase, unless and until such shareholder approval is obtained.

            C. Options to purchase shares of Common Stock may be granted under the Discretionary Option Grant Program in excess of the number of shares then available for issuance under the Plan, provided any excess shares actually issued under such program are held in escrow until there is obtained shareholder approval of an amendment sufficiently increasing the number of shares of Common Stock available for issuance under the Plan. If such shareholder approval is not obtained within twelve (12) months after the date the first such excess grants are made, then (i) any unexercised options granted on the basis of such excess shares shall terminate and cease to be outstanding and (ii) the Corporation shall promptly refund to the Optionees the exercise price paid for any excess shares issued under the Plan and held in escrow, together with interest (at the applicable Short Term Federal Rate) for the period the shares were held in escrow, and such shares shall thereupon be automatically cancelled and cease to be outstanding.

      IV. REGULATORY APPROVALS

            A. The implementation of the Plan, the granting of any option under the Plan and the issuance of any shares of Common Stock upon the exercise of such option shall be subject to the Corporation's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the options granted under it and the shares of Common Stock issued pursuant to it.

            B. No shares of Common Stock or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of Federal and state securities laws, including the filing and effectiveness of the Form S-8 registration statement for the shares of Common Stock issuable under the Plan, and all applicable listing requirements of any stock exchange (or the Nasdaq National Market, if applicable) on which Common Stock is then listed for trading.

      V. USE OF PROCEEDS

            Any cash proceeds received by the Corporation from the sale of shares of Common Stock under the Plan shall be used for general corporate purposes.

      VI. NO EMPLOYMENT/SERVICE RIGHTS

            Nothing in the Plan shall confer upon the Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining such person) or of the Optionee, which rights are hereby expressly reserved by each, to terminate such person's Service at any time for any reason, with or without cause.

                                    APPENDIX

            The following definitions shall be in effect under the Plan:

            A. Automatic Option Grant Program shall mean the automatic option grant program in effect under Article Three of the Plan.

            B. Board shall mean the Corporation's Board of Directors.

            C. Change in Control shall mean a change in ownership or control of the Corporation effected through either of the following transactions:

                  (i) the acquisition, directly or indirectly, by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation), of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's shareholders, or

                  (ii) a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination.

            D. Code shall mean the Internal Revenue Code of 1986, as amended.

            E. Common Stock shall mean the Corporation's common stock.

            F. Corporate Transaction shall mean either of the following shareholder-approved transactions to which the Corporation is a party:

                  (i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction; or

                  (ii) the sale, transfer or other disposition of all or
            substantially all of the Corporation's assets in complete liquidation or dissolution of the Corporation.

            G. Corporation shall mean Network Appliance, Inc., a California corporation, and any corporate successor to all or substantially all of the assets or voting stock of Network Appliance, Inc. which shall by appropriate action adopt the Plan.

            H. Discretionary Option Grant Program shall mean the discretionary option grant program in effect under Article Two of the Plan.

            I. Employee shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

            J. Exercise Date shall mean the date on which the Corporation shall have received written notice of the option exercise.

            K. Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

                  (i) If the Common Stock is at the time traded on the Nasdaq
            National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

                  (ii) If the Common Stock is at the time listed on any Stock
            Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

            L. Incentive Option shall mean an option which satisfies the requirements of Code Section 422.

            M. Involuntary Termination shall mean the termination of the Service of any individual which occurs by reason of:

                  (i) such individual's involuntary dismissal or discharge by the Corporation for reasons other than Misconduct, or

                  (ii) such individual's voluntary resignation following (A) a change in his or her position with the Corporation which materially reduces his or her level of responsibility, (B) a reduction in his or her level of compensation (including base salary, fringe benefits and participation in corporate-performance based bonus or incentive programs) by more than fifteen percent (15%) or (C) a relocation of such individual's place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected by the Corporation without the individual's consent.

            N. Misconduct shall mean the commission of any act of fraud, embezzlement or dishonesty by the Optionee, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by such person adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Corporation (or any Parent or Subsidiary) may consider as grounds for the dismissal or discharge of any Optionee or other person in the Service of the Corporation (or any Parent or Subsidiary).

            O. 1934 Act shall mean the Securities Exchange Act of 1934, as amended.

            P. Non-Statutory Option shall mean an option not intended to satisfy the requirements of Code Section 422.

            Q. Optionee shall mean any person to whom an option is granted under the Plan.

            R. Parent shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

            S. Permanent Disability or Permanently Disabled shall mean the inability of the Optionee or the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve
(12) months or more. However, solely for the purposes of the Automatic Option Grant Program, Permanent Disability or Permanently Disabled shall mean the inability of the non-employee Board member to perform his or her usual duties as a Board member by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve
(12) months or more.

            T. Plan shall mean the Corporation's 1999 Stock Option Plan, as set forth in this document.

            U. Plan Administrator shall mean the particular entity, whether the Primary Committee, the Board or the Secondary Committee, which is authorized to administer the Discretionary Option Grant Program with respect to one or more classes of eligible persons, to the extent such entity is carrying out its administrative functions under such program with respect to the persons under its jurisdiction.

            V. Plan Effective Date shall mean August 17, 1999, the date on which the Board adopted the Plan.

            W. Primary Committee shall mean the committee of two (2) or more non-employee Board members appointed by the Board to administer the Discretionary Option Grant Program with respect to Section 16 Insiders.

            X. Secondary Committee shall mean a committee of two (2) or more Board members appointed by the Board to administer the Discretionary Option Grant Program with respect to eligible persons other than Section 16 Insiders.

            Y. Section 16 Insider shall mean an officer or director of the Corporation subject to the short-swing profit liabilities of Section 16 of the 1934 Act.

            Z. Service shall mean the provision of services to the Corporation (or any Parent or Subsidiary) by a person in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor, except to the extent otherwise specifically provided in the documents evidencing the option grant.

            AA. Stock Exchange shall mean either the American Stock Exchange or the New York Stock Exchange.

            BB. Subsidiary shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

            CC. 10% Shareholder shall mean the owner of stock (as determined under Code Section 424(d)) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation (or any Parent or Subsidiary).

            DD. Withholding Taxes shall mean the Federal, state and local income and employment withholding taxes to which the holder of Non-Statutory Options or unvested shares of Common Stock becomes subject in connection with the exercise of those options or the vesting of those shares.

PROXY                                                                      PROXY

                             NETWORK APPLIANCE, INC.

          This Proxy is Solicited on Behalf of the Board of Directors.

      Daniel J. Warmenhoven and Jeffry R. Allen or either of them, are hereby appointed as the lawful agents and proxies of the undersigned (with all powers the undersigned would possess if personally present, including full power of substitution) to represent and to vote all shares of capital stock of Network Appliance, Inc. (the "Company") which the undersigned is entitled to vote at the Company's Annual Meeting of Shareholders on October 11, 2000, and at any adjournments or postponements thereof as follows:

          PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY,
                          USING THE ENCLOSED ENVELOPE.

                  (Continued and to be signed on reverse side.)

                             NETWORK APPLIANCE, INC.

      PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.

1.ELECTION OF DIRECTORS:           Nominees:            For   Withhold   For All
                                                        All      All      Except

  01 Daniel J. Warmenhoven  02 Donald T. Valentine      |_|      |_|       |_|
  03 Sanjiv Ahuja           04 Carol A. Bartz
  05 Larry R. Carter        06 Michael R. Hallman
  07 Sachio Sammoto         08 Robert T. Wall

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, write such name or names in the space provided below.)

_______________________________________________

2.Approve a 15,000,000 share increase in the maximum    For    Against   Abstain
  number of shares of common stock authorized for       |_|      |_|       |_|
  issuance under the Company's 1999 Stock Option Plan.

3. Ratify the appointment of Deloutte and Touche LLP    For    Against   Abstain
   as independent accountants of the Company for the    |_|      |_|       |_|
   fiscal year ending April 27, 2001.


4. Transact any other business which may properly come before the meeting and any adjournment or postponement thereof.

The Board of Directors recommends a vote FOR each of the above proposals. This proxy will be voted as directed, or, if no direction is indicated, will be voted FOR each of the above proposals and at the discretion of the persons named as proxies, upon such other matters as may properly come before the meeting. This proxy may be revoked at any time before it is voted.

                                                     Dated: _______________,2000

                                          Signature ____________________________

                                          ______________________________________
                                          Signature if held jointly

(Please sign exactly as shown on your stock certificate and on this proxy form. When signing as a partner, corporate officer, attorney, executor, administrator, trustee, guardian or in any other representative capacity, give full title as such and sign your own name as well. If stock is held jointly, each joint owner should sign.)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            ^ FOLD AND DETACH HERE ^

                             YOUR VOTE IS IMPORTANT!

          PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY,
                          USING THE ENCLOSED ENVELOPE.